UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1 – Business:

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This annual report contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States; we do not intend to update any of the forward-looking statements to conform these statements to actual results. Risk Factors may include:

•	anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to keep up with rapidly changing technologies and evolving industry standards;
•	our ability to source our needs for skilled employees;
•	the loss of key members of our senior management; and
•	uncertainties with respect to the legal and regulatory environment surrounding our technologies.
•	Ability to finance for projects and the company.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States generally accepted accounting principles.

In this annual report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and “Sunvault” mean Sunvault Energy Inc. and our wholly-owned subsidiaries:

1.	1454004 Alberta Ltd., an Alberta, Canada corporation;
2.	CleanGen Inc., the 50% owned subsidiary of 1454004 Alberta Ltd.;
3.	CleanGen Power Corp., the wholly-owned subsidiary of 1454004 Alberta Ltd.;
4.	CleanGen Aboriginal HR Services Ltd., the wholly-owned subsidiary of CleanGen Inc.;
5.	1098541 Alberta Ltd., the wholly-owned subsidiary of CleanGen Inc. and the general partner of CuttingEdge Tire Recycling Limited Partnership; and
6.	Coole Immersive Inc., the 75.5% owned subsidiary of CleanGen Inc.;
unless otherwise indicated.

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Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Sunvault”, “we”, “us” and “our” refer to Sunvault Energy Inc., (formerly Organic Treehouse) a Nevada company.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective February 19, 2014, we entered into a share purchase agreement, with Mr. Klyne and 1454004 Alberta Ltd., an Alberta, Canada Corporation. Mr. Klyne is the sole shareholder of 1454004 Alberta. Pursuant to the agreement, 100% of the issued and outstanding common shares of 1454004 Alberta were acquired from Mr. Klyne for 19,500,000 common shares of our common stock. The share purchase agreement was approved by a meeting of the board of directors on March 1, 2014. As a result, 1454004 Alberta Ltd. became our wholly-owned subsidiary. 1454004 Alberta holds 100% of the issued and outstanding shares of CleanGen Power Corp. and 50% of the issued and outstanding shares of CleanGen Inc. (“CleanGen”), an Alberta, Canada Corporation that operates CuttingEdge Tire Recycling LP (“CuttingEdge”) as 1098541 Alberta Ltd. is the general partner of CuttingEdge and the wholly-owned subsidiary of CleanGen.

Effective March 5, 2014, we transferred 900 KW panels (valued Cdn$900,000 at $1,000 per KW) to CleanGen in exchange for two items:

1)	our purchase of 21,000 preferred shares of CleanGen for Cdn$525,000.

2)

CleanGen Inc. owes Sunvault $375,000. After these transactions, Sunvault does not have any panels remaining. The preferred share purchase resulted in moving Sunvault to a control ownership position of 56% of the CleanGen group of companies.

On March 14, 2014, we through its subsidiary, purchased land to increase the size of the site of CuttingEdge Tire Recycling to 30 acres from 12 acres. Subsequent to the purchase, we constructed a building with dimensions of 68’L x 40’Wx20”H to house the new mulching plant for our company.

On April 1, 2014, we acquired 100% of Eco-West Transport through the issue of 3,333,334 shares at $0.15 per share. This was approved by a meeting of the board on March 29, 2014. This agreement was rescinded by agreement by all parties on October 27, 2014 after receiving a collection of information and conditions surfaced that within the context of the agreement did not match the original agreement. All parties rescinded and the purchase of Eco-West Transport was reversed. There may be a move in the future to acquire some assets that exists at Eco-West Transport for specified secured debt. We have the intention to acquire specific assets once secured liabilities are clearly defined.

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On April 11, 2014, we acquired the assets of 1305140 Alberta Ltd., doing business as “Werkman Transport”. The purchase price was Cdn$3,000,000. This asset purchase is to be completed through the issuance of our common shares. On April 11, 2014, we issued 5,000,000 common shares of our company with a deemed value of Cdn$0.20 per share for aggregate consideration of Cdn$1,000,000.

Subsequently on September 29, 2014, we issued a second tranche of 4,000,000 common shares of our company with a deemed value of Cdn$0.30 as payment of Cdn$1,200,000 towards the purchase price and leaving a balance owing by our company of Cdn$800,000 worth of common shares of our common stock.

On April 24, 2014, we released a press release stating that it had reached agreement with BCI Renewables to acquire 100% of an assignment and amendatory agreement and gain a 100% interest in an affiliate of BCI Renewables, a special purpose vehicle (the “SPV”) that owns the Gregos Peloponnisoy Solar Park. The purchase price relating to the 100% equity stake in the SPV was approximately 4,293,000 Euros ($5,921,787) less assumed project financing debt and subject to other adjustments.

The Company had previously signed an agreement for an 80% interest in two solar parks, but through a diligence process has determined to move to a 100% interest in one solar park rather than an 80% interest in two solar parks.

The transaction was subject to a successful filing of an S-1 with the regulators so the necessary shares to be issued to the sellers are registered and fulfillment of the acquisition date requirements within the agreement could be achieved. The shares registered under the S-1 were to be done at $0.60 per share. As of the date of this filing an S-1 has not been able to be successfully filed so the acquisition has not proceeded forward at this time. Company required audits that have been complicated to complete has halted the company’s ability to fully fulfill the condition to close the agreement and complete through the filing of the S-1 with the regulatory authority. There has been little contact with the Vendor and the resulting Company’s inability to conclude could lead to a potential disagreement with the parties that could result in some form of legal resolve. At this point Sunvault has not received any form of notice and once audits are filed and the company can resume proper reporting status, the agreement can be revisited. There is a general possibility that the vendor may have moved on to an alternative purchase with a different party,

On June 9, 2014, we added Mr. James Malcolm Ross to our Board of Directors. When Mr. Ross was in his twenties he began four terms as Chief of the Teet'lit Gwich'in Council, where he spearheaded initiatives that created jobs in the heady days of the Mackenzie Valley pipeline's promotion, and the early development of the hydrocarbon resources of the Mackenzie Delta and Beaufort Offshore. Mr. Ross was a founding director of the Denendeh Development Corporation, Shehtah Drilling Ltd., and the Gwich'in Development Corporation.

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On July 15, 2014, the Company entered into an agreement to acquire the remaining 44% (valued at Cdn$2,000,000) of CleanGen and the associated companies of CleanGen Power Corp, CleanGen Inc., Cutting Edge Tire Recycling LP, Coole Immersive and CleanGen Aboriginal HR Services through the acquisition of the CleanGen shares by agreement with the Elizabeth Metis Settlement, and the Kanata Metis Cultural Enterprises Ltd. The Sunvault board of directors approved the transaction by board meeting held on July 24, 2014. The Company issued shares of 8,000,000 Sunvault Shares with a deemed value of .25 cents per share. Sunvault Energy now owns 100% of the above aforementioned companies.

August 1, 2014, the Company entered into business development relationship with Aboriginal Power Corporation to act in the area of business development for the Company specifically when it comes to Aboriginal relationships and business opportunities. It has been agreed that Aboriginal Power Corp (“APC”) will act as an incubation company for opportunities that can be developed into a state of readiness for Sunvault to accept into the company. We have the exclusive right to acquire APC and will proceed with a planned acquisition of Aboriginal Power Corp through a normal definitive agreement and subject to approval by the Company’s board of directors. The Company signed a binding letter of intent on August 5, 2014 to establish a price agreeable between both parties before final definitive agreement.

The Company has set up a preferred share arrangement whereby finder’s fees can be issued at a rate up to 15% If financing is consummated, then Finder shall be entitled to a cash fee of 15% of the funds received pursuant to the financing. This fee will be paid through the issue of securities to a formula based on 15% of the cash value to be determined or 15% of the securities issued to realize the cash value. Securities to be issued will be preferred shares with a 5-1 voting privilege in lieu of the previously approved share issuances for commissions on asset and share purchases. These shares would be convertible to common shares at any time, however, once converted, would have normal common share voting privileges. This arrangement was approved by board meetings of March 29, 2014 and July 24, 2014.

On July 31, 2014, Sunvault announced that Mr. Trent Blind joined the Sunvault Energy Board of Directors. Trent is currently the Chairman of the Ermineskin Cree Nation group of companies and Senior Advisor and Executive Management Consultant to ATCO Structures & Logistics Ltd., ATCO Sustainable Communities Inc. and Simplex Grinnell. Mr. Blind served Aboriginal communities throughout the Province of Alberta and the Northwest Territories in his role as one of the founding Senior Managers of Aboriginal Banking with the Bank of Montreal. He played a strategic role in guiding the Bank of Montreal in establishing a billion dollar portfolio with various Aboriginal communities throughout Canada.

Trent is also the founding President and CEO of George Gordon First Nation Holdings Inc. the former parent business development company for the George Gordon First Nation. In past years, Trent completed a four-year contract as the Chief Financial Officer for the Siksika Nation's economic and business development arm. During his appointment as Chief Financial Officer, the group of companies' assets grew from $14 million in market value to in excess of $100 million.

Trent has served as a Senior Advisor to the Western Cree Tribal Council in representing their socio-economic and business development interests in the proposed $6 billion Enbridge Gateway Pipeline Project. He has in past years also served as the Chief Negotiator and Senior Advisor to the Akaitcho Treaty 8 Chiefs in representing their socio-economic and business development interests in the Ekatai Diamond Mine owned and operated by BHP Billiton - the largest resource and mining company in the world.

Trent has also held positions with a few federal government departments including Immigration Canada, Revenue Canada and Indian & Northern Affairs Canada.

Over the years Trent has participated in a number of community events and has made several presentations to numerous organizations in raising the public's awareness of Aboriginal issues. He has been a director with a number of local, regional and national Aboriginal organizations including the Canadian Aboriginal Science and Technology Society, the Calgary Chamber of Commerce's Aboriginal Opportunities Committee, the Canadian Council for Aboriginal Business (Alberta Chapter), Petromin Resources Ltd., a public company listed on the TSE Venture Exchange and was past chairman of the Metis Economic Development Corporation. He is currently the chairman of Treaty 7 Economic Development Corporation's Investment Committee. Trent is the President and Principal owner of Aboriginal Financial Services Corporation, a senior advisory and executive management consulting services firm.

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Trent is a Treaty Indian from the Gordon's First Nation in the Treaty 4 area of southern Saskatchewan. He attended the University of Alberta and the University of Regina and has earned two degrees: a Bachelor of Arts, Economics (Special) from the University of Alberta and a Bachelor of Administration from the University of Regina. He majored in economics and finance and is a CMA Associate.

On August 7, 2014, Sunvault Energy announced that Aboriginal Power Corp has created a Limited Partnership ("LP") with Northern Lights Energy and Power Ltd. named Northern Lights Aboriginal Power Corp LP.(NLAPC)

Under the agreement Aboriginal Power Corp will own 51% of the Limited Partnership, while Northern Lights Energy and Power Ltd. will own 49% of the LP.

The newly formed Northern Lights Aboriginal Power Corp LP mandate is to provide electricity and choices to Aboriginal Groups (First Nations) including businesses within their various territories across the country. This service will reduce power pricing and increase the value proposition for Aboriginal Groups (First Nations) and their business partners. Northern Lights Aboriginal Power Corp LP has expansion plans that will see it move beyond Aboriginal (First Nation's) lands to other areas such as municipal and county as well as commercial and industrial users in urban centers.

Sunvault Energy is dedicated to working with First Nations. This market segment will create additional long term Partnerships for NLAPC and can be expanded to include modern infrastructure and services at cost effect rates for First Nations.

On October 6, 2014, our company sold nine mobile office trailers to three purchasers for an aggregate amount of Cdn$270,000 or Cdn$30,000 per trailer.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 14, 2014, we acquired the of CleanGen Inc., group of Companies and assets from Werkman Transport following on April 11, 2014 in an acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, if we were considered immediately before the acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of CleanGen group of Companies and Werkman Transport that information relating to periods prior to the date of the acquisition only relate to Sunvault Energy, unless otherwise specifically indicated. Sunvault Energy Inc. has assets of $500,000 of solar panels which it has entered on past financial statements. So our belief is that we are not a shell company, however post filing of this Form 8-K on the acquisition of the CleanGen group of companies and Werkman Transport, the Company we will have full audited revenue producing operations and would not by definition be considered a shell company.

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DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on December 8, 2010 in the State of Nevada under the name China Green Clothing Inc. and subsequently changed our name to “My Natural Baby Boutique Inc.” on April 29, 2011. On January 3, 2012, we changed our name again to Organic Treehouse Ltd.

We previously sold new organic clothing and other eco-friendly products for infants and toddlers from our inception date (December 8, 2010) to May 8, 2013. We have discontinued this former business upon a change in control to pursue our new business plan. All of our company’s prior business operations for selling organic clothing and other eco-friendly products for infants and toddlers are shown on the accompanying financial statements as discontinued operations.

On May 8, 2013, a change of control of our company was made when entities acquired 4,000,000 common shares representing 100% of the common shares then held by Sophia Movshina, our former officer, director and majority shareholder. These 4,000,000 common shares of our company represented 78.74% of the issued and outstanding common shares of our company. As a result of this acquisition, the following purchaser entities had shareholdings of our company.

1)	West Point International Inc., 15.75%
2)	Millennium Trends International Inc., 15.75%
3)	Sunvault Holding Inc., 23.62%
4)	Sunvault Holding Corp., 23.62%

As part of the purchase, Sophia Movshina, resigned as our sole officer and director effective May 8, 2013 and John Crawford was appointed president, chief executive officer, chief financial officer, and director and Rory Husch was appointed secretary of our company.

On May 24, 2013, we filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the name of our company to “Sunvault Energy, Inc.”. In addition to the name change, we increased the authorized common shares of our company from 75,000,000 to 500,000,000 common shares with a par value of $0.001. The Certificate of Amendment to effect the change of name and increase to authorized capital was filed and became effective with the Nevada Secretary of State on May 31, 2013.

On May 31, 2013, we effected a 20 for 1 common share forward stock split of the issued and outstanding shares of our common stock. As a result of the forward split, our issued and outstanding common stock increased from 5,080,000 common shares to 101,600,000 common shares with a par value of $0.001. The name change and forward split became effective on approval from the Financial Industry Regulatory Authority (“FINRA”) at the opening of trading on June 28, 2013 under the trading symbol “SVLT”.

We have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or previous purchase or sale of a significant amount of assets not in the ordinary course of our business. Our management decision, to acquire revenue producing companies to provide a firm foundation that our company’s significant technologies could grow from, is one that we stand committed to.

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Our Business

Our company’s mission is to bring cost effective generation and energy storage to the solar industry through a seamless and simultaneous integration of energy generation and storage at the molecular level. We believe this technical approach has the potential to enable one of the lowest overall system cost structures while operating at maximum efficiency as a result of fewer electronic components and integration into a vertical mass-produced appliance. Sunvault’s objective is to then facilitate global energy sales through a Distributed Utility business model built upon and around the company’s All-in-One™, PolyCell™ and Vertical Solar Appliance technology platforms. All of our technology is still in the early developmental stage and will require licensing agreements with other third party entities so as to augment their technology and patent it into our company’s intellectual property. We expect this licensing strategy will be used to further develop and build upon these third party technologies in order to execute our company’s business plan and facilitate increased speed-to-market of our products. Our new corporate website is www.sunvaultenergy.com .

Part of company’s current business strategy is as follows:

1.

Purchase revenue generating renewable assets that align with the corporate mission so as to lessen our company’s dependency on external funding sources while simultaneously serving as an existing socket in which to plug proprietary Sunvault products into once our products come to fruition and become commercially viable;

2.	Align with two leading technical universities to develop the vertical solar appliance and All-in-One™ platforms, described below;

3.	Acquire supporting/augmenting licensing agreements with third parties required to fully develop the PolyCell™ manufacturing platform;

4.

Bundle subsequent Sunvault-owned technology platforms combined with third party licensing agreements and seek to align with a governmental entity capable of bringing cutting-edge laboratory access, technical minds and the ability to procure on a mass-scale once the product becomes available.

5.

Once the technology platforms are production ready, align with a for-profit global energy brand that brings manufacturing, distribution and a complimentary energy product portfolio and generate revenue via a royalty licensing model.

Our company is a development stage company. Our company is bringing cost-effective energy generation and energy storage to the solar and electricity industries. Our company views the global energy dilemma as a system problem, involving all aspects of the way electricity is produced, consumed and managed. Three platform technologies underpin Sunvault: 1) PolyCell™ batteries for energy storage, 2) All-in-One™, a new energy generation/storage chemistry and 3) a vertical solar appliance. These platforms and a commercialization strategy have been crafted in an attempt to redefine all aspects contributing to the total cost of electricity.

PolyCell™ is a fundamentally new, proprietary, patent pending method for assembling a multi-celled battery. The PolyCell™ technical mindset is built upon technology currently in production operating at TRL level 9 but slated for mobile applications such as electric vehicles, scooters, etc. These current products, not produced by our company, are intended for small scale storage, 5kWh per unit. Sunvault anticipates building upon this working knowledge so as to develop advanced processes to manufacture large, 50kWh, 120V batteries having the potential to be the lowest cost stationary batteries on the market at $100/kWh. This cost compares to $300-350/kWh for the nearest alternatives such as lead-acid and molten salt batteries. The cycle life of large scale PolyCell™ storage batteries is anticipated to deliver electricity at grid parity cost upon market entry. Sunvault currently needs funding to execute its plan to develop additive manufacturing techniques and production scale-up.

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All-in-One™ is primarily a photovoltaic (PV), electrochemical cell invented for the purposes of generating and storing energy at the molecular level. It is not a solar panel or a battery. It is a new chemistry that combines the functions of each into one seamless and potentially disruptive, low cost energy solution. One can think of this technology as a solar panel that stores its own energy and provides power when the sun goes down. The concept has been experimentally verified, demonstrated by video via the company’s website with a current TRL of 3. This technology anticipates eliminating the cost and complexity of power conversion when charging batteries with PV by building this functionality into the chemistry of the photoactive material. Research suggests power conversion costs account for ⅓ to ½ of the system cost.

PolyCell™ and All-In-One™ chemistry enable our company’s ultimate vision of a three-dimensional solar appliance. Energy cost and installation complexity are significantly reduced with this appliance by integrating energy generation and storage into one unit which eliminates the boots-on-the-roof and other custom engineering associated with conventional solar installations. The appliance is envisioned to be installed in a matter of hours as opposed to days. Multiple appliances could be theoretically aggregated and controlled remotely by entities tasked with integrating 100% renewable energy production portfolio. A vertical appliance, perhaps similar in size to a water heater, will produce 2-20 times the energy in an equivalent footprint compared to conventional solar. This performance suggestion has been verified experimentally by research developed at the Massachusetts Institute of Technology. Initially, we expect that conventional PV materials will be integrated with PolyCell™ to commercialize this technology. Ultimately, the All-in-One™ chemistry is expected to be the low cost solution for this appliance approach but this will take time to develop, refine and acquire necessary agency approvals. Appliances can be scaled for both residential and industrial use and can be aggregated in such a manner as to enable 100% clean renewable energy independent of whether the sun shines or the wind blows.

Our Business and Patent Pending Technology

Our platform technology is comprised of four patents-pending applications that are anticipated to be combined with future rights to other patented and patent pending technologies.

Intellectual Property

Our four pending patent applications are in the early development stage, requiring licensing agreements with third parties upon which to further develop their technologies to facilitate and execute our business plan:

1.

SVLT patent application #1 US 61/834,394 - Sunvault -SUNV-1001A Cross referenced – with PHOTOVOLTAIC ARRAY WITH COLORANT - this patent under 1001A is also for Photvoltaic Coating - Filing Patent Receipt received – June 16, 2014

This provisional patent application is related to coatings and films which improve the aesthetics of existing solar panels without impeding their efficiency. While the potential technology has use in existing, typical solar installations, the primary purpose for its development is to enable aesthetics and performance targets for the vertical photovoltaic energy generation/storage appliance.

2.	SVLT patent application #2 US 61/834,396 - Sunvault -SUNV-1002A – Vertical Solar Appliance - Filing Patent Receipt received – June 16, 2014

This provisional patent application is related to a vertical appliance which generates and stores energy from the sun. Its value proposition is the potential to provide electrical energy at grid parity pricing even when the sun is not shining. The reason for the vertical aspect is that it provides more power per area illuminated. Going vertical also eliminates solar panels on the roof of a structure and decreases associated installation time and cost. When the energy storage is integrated and these appliances are grid tied, they enable a distributed aggregation business model. Such a model allows remote access for utility companies to defer capital expenditures by using these appliances for peak shaving and load shifting as opposed to gas-fired peaker turbines or similar carbon-emitting generation.

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3.	SVLT patent application #3 US 61/834,399 - Sunvault -SUNV-1003A - Technologies for Generating Storing and Discharging Electricity - Filing Patent Receipt received – June 16, 2014

This provisional patent application covers the PolyCell™ battery design and installation strategy. The PolyCell™ battery design is enabled by a manufacturing method which will potentially produce cost effective electrical energy storage for renewables. PolyCell™ is also an enabler for the vertical appliance, as it is anticipated to be the lowest-cost method in which to store the majority of the energy in that system.

4.	SVLT patent application #4 US 61/831,580 – Cross Referenced – Sunvault -SUNV-1001A – Renewable Energy Technologies - PHOTOVOLTAIC ARRAY WITH COLORANT - Filing Patent Receipt received – June 16, 2014

This provisional patent application covers all of the technology in the broad technology roadmap.

In regard to the All-in-One™ technology, our company has intentions to enter into technology license agreement with the University of British Columbia pertaining to a unique organic chlorophyll-based simultaneous energy generation and storage technology. After significant investment in time and research, our company now believes that we have superseded this organic bio-based solar technology with an alternative technology which we now refer to as “All-In-One”. The licensing rights, previously negotiated and consummated with Millennium Trends International Inc., were transferred back to Millennium due to company concerns regarding performance and lifetime constraints. We may not be exercising the licensing rights to the technology from the University of British Columbia, instead focusing our efforts on this new and improved “All-In-One” technology. This new technology is in its nascent stage and our patent applications are expected to be filed before the end of 2013. Nevertheless, our company’s proprietary All-in-One™ technology meets many of the current performance requirements to power remote sensors and other low-drain devices. University of Florida was signed to move the All in One technology forward for the synergistic and supporting licensing rights to this technology.

Pending Trademark Applications:

Sunvault corporate name (US Application 85857326) – Application date June 8, 2013. We are no longer pursuing a trademark of our corporate name at this time. We may review this decision at a later date.

Future Business Operating Segments

Our company, upon receiving the necessary financing to execute our business plan, anticipates establishing three global business units operating under the Sunvault Energy umbrella, namely;

1)	Sunvault Energy Materials;
2)	Sunvault Energy Storage Systems; and
3)	Sunvault Energy Appliances.
4)	CleanGEN Group and APC, and transportation.

All future business operating units will be managed and measured against their own profit and loss and have been designed so as to provide technical competency, support and service to the other two business units. Staffing and resourcing each business unit is anticipated to take a methodical approach and will be a function of our expected upcoming signed agreements dictating the priority of execution. The first three future business units have not been moved forward as of April 14, 2014 other than fees paid to University of South Florida under the technology development. The Company has made some changes in direction regarding revenue generating acquisitions that will enable it to better launch its technology platforms. Once those have solidified as far as operations goes – these other business units will be revisited.

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Sunvault Energy Materials has been tasked to commercialize our company’s flagship technology frequently referred to as All-in-One™; an active material that stores and creates energy simultaneously at the molecular level in a multi-phase format. This technical approach has the potential and is expected to enable a lower system cost at maximum efficiency. As noted above, our company anticipates entering into a license agreement with a third party to further develop this technology.

The technology is believed to be immediately applicable to the global remote sensor/display/medical device market. Research suggests the energy supply component of this market is estimated to be approximately $500 million in Europe alone. Our company’s revenue model, based on the time our company receives the necessary financing to start its research and development activities, is expected to be derived as a function of supplying its flagship active material to leading system integrators in these three designated fields of use. Our All-in-One™ patent-pending energy material is analogous to battery manufacturers supplying the power component to a device integrator (i.e. flashlights, cellphones, etc.). Our All-in-One™ technology can be thought of as a solar panel and a battery, wrapped up into one potentially low-cost unit.

The All-in-One technology is expected to continue to be optimized and immediately grow our company’s ability to supply the remote sensor market and potentially begin penetration into the lucrative personal electronic device market (i.e. cellphones, tablets, portable LED lighting). While these initial target markets are critical for the Sunvault business, the ultimate destination for our All-in-One™ technology is global electrical utility, industrial, commercial and residential applications.

All-in-One’s performance, as demonstrated via video on our company’s website, has an operating voltage of 0.4 volts with an energy storage capacity of 100 milli-joules per square centimeter.

Our company believes that the All-in-One™ energy material can be integrated into every form of AC and DC electrical power use. For clarity, the All-in-One™ technology is neither a solar panel nor a battery. It is an active energy material that when subjected to sunlight generates and stores energy simultaneously at the molecular level. This energy material has the potential to make obsolete the traditional solar panel on the roof, racking, wiring, connections, labor, batteries in the basement, charge controllers, etc. It is with this thought basis that our company expects it can present a new alternative to renewable energy. We expect, after obtaining the required amount of financing to advance this technology, to have this All-in-One™ energy material commercially viable in small power applications in approximately 24 months to 36 months. We are currently working to determine the amount of financing needed to develop this technology.

Sunvault Energy Storage Systems plans to deliver large scale energy storage (battery) solutions so as to facilitate energy arbitrage and integrate renewables such as solar farms in the Alberta, Canada market. We expect to use the electricity markets in Alberta Canada as our market entry point in early to mid-2014. The Company plans to pursue the electrical and other community infrastructure markets in Alberta with various technology platforms, The company plans to launch a Sunvault Energy Community Infrastructure division that focuses on opportunities that present themselves from a supply of power and other infrastructure services in markets that are in need of these services, a number of Sunvault directors and managers have extensive experience in this regard.

Current renewables integration is fraught with issues stemming from the fact that the sun doesn’t always shine and the wind doesn’t always blow thereby forcing electrical utilities to invest in auxiliary power generation equipment so as to make up the difference during periods lacking in sun and wind availability.

Our company has strategically added Governor William Richardson, former Secretary of Energy to our board of directors so as to try to strengthen management relationships and business competency in unregulated global markets where the business case for energy arbitrage (buy low, sell high) is immediately attractive.

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We anticipate all Alberta arbitrage projects in the future will incorporate our company’s patent-pending PolyCell™ and All-in-One™ technologies in addition to best-in-class components that are accessible in the market today. We expect, after completing and obtaining the required amount of financing to advance this technology, to have PolyCell™ commercially viable in 24 months to 36 months. We are currently working to determine the amount of financing needed to develop this technology. The Alberta market is a natural entry point due to geographic proximity, although markets in Germany and Asia are beginning to emerge in to the global spotlight due to the recent establishment of significant government financial support programs.

Sunvault Energy Appliances has been created so as to eliminate the “boots-on-the-roof” currently associated with conventional solar installations via our company’s patent-pending vertical integration techniques. Research suggests that approximately 40% of the cost of conventional solar roof installations are related to this continually escalating labor component. With photovoltaic active material dropping at a continuous pace, our company anticipates its patent-pending vertical 3D appliance approach to attract market attention. Collaboration and further optimization is anticipated with a leading university on the topic, depending on the amount and timing of our future financing, sometime in 2014 so as to optimize the integration approach. The appliance model is anticipated to enable the installation and trenching to the electrical meter set in a matter of hours as compared to multiple days with conventional solar installations. We expect, after obtaining the required amount of financing to advance this technology, to have this energy appliance commercially viable in 24 months to 36 months. We are currently working to determine the amount of financing needed to develop this technology.

Acquisition of Intellectual Property

On May 8, 2013, pursuant to a securities purchase agreement, Millennium and its affiliated corporate entities acquired 80 million shares (4 million pre-split shares) of our company’s common stock and became a majority shareholder. Following consummation of the transaction, Millennium and its affiliated entities held 78.74% of the voting securities of our company. The transaction resulted in a change in control of our company from the former shareholder to Millennium and its related entities. On this date, our company also received a 50% interest in certain intellectual property (“Joint IP”) that was transferred to our company from Millennium for total consideration of $1. This transfer was accounted for as a transfer of intellectual property between entities under common control and there was no historical cost basis in this intellectual property for Millennium, therefore no gain or loss was recognized.

On June 8, 2013, there was an agreement for the transfer of intellectual property rights (“Premier IP”) between Millennium and Premier Global Holdings Corp., a related party to our company and Millennium, whereby Millennium agreed to transfer 3,150,000 shares of our company’s common stock it obtained as part of the change in control in our company to Premier’s debenture holders, to satisfy Premier’s liability to all its debenture holders, in return for the transfer of Premier IP to Millennium.

On August 6, 2013, our company assigned our rights, interests and our share in this Joint IP back to Millennium for a 100% interest in the intellectual property our company now owns, mentioned above. We have let our rights to certain intellectual property acquired in this transfer to expire.

Under the terms of the assignment, our company agreed to assign the exclusive rights and title of our 50% interest in the Joint IP to Millennium for $1. Millennium agreed to assign exclusive rights and title in the Premier IP to our company for $1. In consideration for this assignment, Millennium surrendered 36,850,000 of our company’s common shares for cancellation. Our company was required to issue to Millennium Trends 20,000,000 warrants to purchase common shares of our company at an exercise price of $2.00 per share and expiring ten years from the date of issuance.

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The 20,000,000 million warrants that were to be issued as part as the intellectual property transfer were subsequently cancelled by our company.

Effective December 9, 2013, we entered into a standard exclusive licensing agreement with sublicensing terms with the University of South Florida Research Foundation, Inc. pursuant to which our company has been granted a royalty-bearing worldwide exclusive license to certain patented inventions, as more particularly described in the License Agreement, as follows:

•	Patent(s)/patent application(s) identified in the agreement, namely, US Provisional Patent Application for Electrochemical Based Solar Cells with Energy Storage Capacity;

•	Any and all United States and foreign patent applications claiming priority to any of the patent(s) and patent application(s); and

•

Any and all patents issuing from the patent applications, including, but not limited to, letters patents, patents of addition, reissues, examinations, extensions, restorations and supplementary protection certificates.

•

Our company may also sublicense the licensed patents to third parties upon approval from South Florida Research, subject to the terms and conditions of the license agreement. The agreement was signed by both parties as of January 23, 2014.

•

Our company has agreed that the first commercial sale of products to the retail customer shall occur on or before March 31, 2019 or South Florida Research shall have the right to terminate the license agreement. Our company is also required to meet certain milestones as set out in the agreement and will notify South Florida Research when each milestone is met.

As payment under the license agreement, our company has agreed to pay South Florida Research a license issue fee of $3,000 and as further consideration, will issue shares of its common stock equal to $30,000, based on our company’s stock price on the effective date of the license agreement. The company has issued 300,000 shares as part of the signed agreement but still has a license issue fee of $3,000 to pay to South Florida Research. Our company will also pay royalties as earned to South Florida Research calculated based on 4% of net sales for licensed product and processes, as more particularly described in the license agreement.

Our company will be obligated to provide annual minimum royalty payments to be paid in advance on a quarterly basis for each year in which the license agreement is in effect.  Such payments to be advanced on a quarterly basis starting on December 31, 2018 and then each following quarter of March 31, June 30 and September 30.

On October 31, 2013, Mark Schubert provided notice that he was resigning from his position as Chief Technology Officer of Sunvault Energy, Inc. (the “Company”). Mr. Schubert continued to serve as Chief Technology Officer until November 18, 2013. After that date Franzi Tschurtschenthaler took over the duties of CTO.

Sunvault purchased 729 KW of solar panels. The company has not yet issued shares for these panels.

On January 3, 2014, Allen Crowley resigned from his position as a director of the Company. To the knowledge of the executive officers of the Company, Mr. Crowley’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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On January 9, 2014, Governor Bill Richardson resigned from his position as a director of the Company. To the knowledge of the Company, Governor Bill Richardson’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on January 11, 2014, John Crawford, then Chief Executive Officer and a director of the Company, received a copy of an executed written consent of shareholders that hold a majority of the outstanding shares of common stock of the Company (the “Shareholder Action”). The Shareholder Action, removed Mr. Crawford from his positions as Chief Executive Officer and director of the Company. Due to this action, Mr. Crawford felt compelled to relinquish his position as an officer and director of the Company on January 11, 2014 through the filing of a current report on a Form  8-K, which he initiated. The company direction and Mr. Crawford were not in alignment with each other was Mr. Crawford’s personal assessment of the situation as described in the filed Form 8-K.

On January 14, 2014, Gary Monaghan was appointed as a director, president and chief executive officer of Sunvault. Also on January 14, 2014, after a conversation with the company, former-governor William Richardson rescinded his resignation of January 9, 2014 and resumed his position as a director of the Company.

Effective January 15, 2014, Gov. Bill Richardson, Larry Faulk, Lorne Roseborough and Paul Bercier were appointed directors of Sunvault and Rory Husch, as secretary, was also appointed treasurer. Derek Bannister, a director of the company previous to the management change, remains as a director.

Management recognizes that a change in direction sometimes comes with disagreement. The Company believes its best course of action is to continue to improve its revenue generating capabilities while it pursues its technology platforms. This approach will prove to be less dilutive to shareholders and more advantageous to company goals as they relate to seeking future funding. We also started negotiations with new officers of the company, Gary Monaghan and Franzi Tschurtschenthaler for management contracts that the Company could afford for this stage of its development.

On February 6, 2014, the Board of directors approved the adoption of the 2014 Stock Option Plan (the “2014 Plan”) which permits our company to issue up to 12,968,800 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2014 Plan. On February 17, 2014, 3,100,000 stock options were granted to directors, officers and consultants.

Effective February 19, 2014, the Company entered into a share purchase agreement, with Mr. Klyne and 1454004 Alberta Ltd., an Alberta, Canada corporation. Mr. Klyne is the sole shareholder of 1454004 Alberta. Pursuant to the agreement, 100% of the issued and outstanding shares of 1454004 Alberta was acquired from Mr. Klyne for 19,500,000 shares of our common stock. The share purchase agreement was approved by a meeting of the board of directors on March 1, 2014. As a result, 1454004 Alberta Ltd. became our wholly-owned subsidiary. 1454004 Alberta holds 100% of the issued and outstanding shares of CleanGen Power Corp. and 50% of the issued and outstanding shares of CleanGen Inc., an Alberta, Canada Corporation that operates Cutting Edge Tire Recycling LP.

On or about February 15, 2014, the Company became aware of an executed agreement signed by Mr. Derek Bannister between Millennium and Westpoint and John Crawford and received confirmation from the major shareholder groups Millennium and Westpoint that they planned to move ahead to cancel share certificates equaling 35 Million shares. The company has exercised the agreement to cancel these shares. The company was then made aware by an email copy – from a Bahamian Court that a disagreement within the shareholder group has arisen due to this decision, The Company is awaiting the results of that dispute and may have to retract or modify the statement made in a press release depending on the updates we receive from the shareholder groups authorized management. It is the Company’s position that the shares are cancelled.

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As above, on January 7, 2014, Sunvault Energy Inc. entered into an agreement with its largest shareholder group Millennium Trends International Inc. and West Point International Inc., who negotiated the transaction with the previous CEO John Crawford, while he was still in office. This transaction gave the direction to return 35 million common shares of our company to treasury. The shares returned under the agreement were owned by Millennium Trends International Inc. and West Point International Inc. both of which are Bahamian Companies.

Effective March 1, 2014, we entered into a collaborative agreement with Massachusetts Institute of Technology, wherein they have agreed to conduct a research program on behalf of our company for our Sunvault 3D PV (Photovoltaics) appliance. The company has payment terms within the agreement of $42,500 at signing and $42,500 effective May 1, 2014. On April 29, 2014 the Company received a termination letter from the Massachusetts Institute of Technology, due to Professor Jeffrey Grossman having conflicting commitments. The Company has since moved on to an agreement with the University of British Columbia working with our COO Franzi Tschurtschenthaler and Professor John Madden.

On March 1, 2014, Premier Global through a bill of sale agreement agreed to transfer 433KW of solar panels to Sunvault.

Effective March 5, 2014, Sunvault transferred 900 KW - $900,000 ( $1,000 per KW) of panels to CleanGen in exchange for two items: 1) the purchase of 21,000 Preferred shares of CleanGen for $525,000 , the shortfall from the 729 Solar panels now owned by Sunvault was made up from 171 of the 433KW of panels received from Premier Global. The remaining 262KW of panels are part of a collateral agreement between John Crawford and an investment he made into Sunvault Energy through Westpoint International. Mr. Crawford has ownership of 262KW.2) CleanGen Inc. owes Sunvault $375,000. After these transactions, Sunvault does not have any panels remaining.

The Company was issued 21,000 preferred shares from CleanGen on March 20, 2014. At this date the company moved into a position of control at CleanGen with 56% of the voting shares.

On April 1, 2014, Sunvault acquired 100% of Eco-West Transport through the issue of 3,333,334 shares at $0.15 per share.

On April 4, 2014, the Company issued 120,000 shares of common stock to a company controlled by the President of the Company to settle management services of $30,000 provided subsequent to December 31, 2013.

On April 4, 2014, the Company issued 50,000 shares of common stock to the Chief Technology Officer of the Company to settle management services of $6,000 provided subsequent to December 31, 2013.

On April 7, 2014, the Company issued 191,130 shares at a price of $0.20 to Louis A. Bevilacqua and Joseph Kaufman to settle a debt of $38,226 and discharge the company from a convertible note signed for past legal services.

On April 7, 2014, the Company issued 190,000 shares of common stock to re-price the subscription price for the private placement that closed on September 16, 2013.

On April 24, 2014, we entered into a Services and Commission Agreement with Aboriginal Financial Services Corporation (“AFSC”) pursuant to which AFSC will provide our company with knowledge regarding various Aboriginal peoples, groups, organizations and First Nations, Metis and Inuit communities (“Aboriginal Stakeholders”) and their business practices to assist our company in identifying utility resource development and associated services to assist our company with contractual arrangements for the development of resource opportunities on Aboriginal lands.

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Under the terms of the agreement our company agreed to pay AFSC a one-time Cdn$3,000 retainer upon execution of the agreement and reimburse AFSC on a monthly basis for pre-approved out-of-pocket expenses. Our company has also agreed to issue the following shares based on various target contracts, as more particularly described in the agreement: Our company also agreed to pay AFSC a commission for any and all third party financing introduced to our company by AFSC as follows:

The agreement may be terminated by either party with 90 days written notice.

On September 14, 2014, we signed an addendum to the agreement, dated April 24, 2014, for additional consideration for AFSC’s performance of services rendered in identifying and introducing other business opportunities to our company. As consideration under this addendum we have issued 500,000 restricted shares of our common stock to AFSC at a deemed price of $0.30 per share.

Unregistered Sales of Equity Securities

We have issued 500,000 restricted shares of our common stock to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

1. 500,000 shares of our common stock at the then prevailing market rate for any and all target contracts having a total capital investment value of up to Cdn$4,999,999 issuable as of the date of signing of target contracts with Aboriginal Stakeholders.

2. An additional 500,000 shares of our common stock at the then prevailing market rate will be deemed earned and issuable as of the date of completion of the target contracts.

3. A further 500,000 shares of our common stock at the prevailing market rate for any and all target contracts having a cumulative total capital investment of Cdn$5,000,000 or more upon completion of the target contracts. Such shares will be deemed earned and issuableupon the target contracts being completed.

  10% of the first Cdn$1 million, plus;
  8% of the second Cdn$1 million, plus;
  6% of the third Cdn$1 million, plus;
  4% of the fourth Cdn$1 million, plus
  2% of everything above Cdn$4 million.

Effective April 23, 2014, we entered into private placement subscription agreements with several investors pursuant to which the Company issued convertible debentures in the aggregate amount of $237,700. The convertible debentures carry interest at the rate of eight percent (8%) calculated annually and paid quarterly and may be converted into shares of the Company’s common stock at any time at the conversion price of $0.30 per share. The Company must pay back the principal amount outstanding and accrued and unpaid interest any time before or at the maturity date of April 22, 2016.

The convertible debentures were issued to seven (7) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

On June 30, 2014, we entered into an agreement to sell Coole Immersive Inc., our 75.5% owned subsidiary, to First Merchant Capital out of Calgary, Alberta for a total of $300,000, $200,000 on closing and $100,000 over the following six months. This was contingent on a 90 day diligence period and a two week closing period. On November 15, 2014, the sale did not close and we have since determined to move Coole Immersive into areas where revenue can be built and the development of the 3D training software can be maximized for our purposes.

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On July 25, 2014, we entered into equipment purchase agreements with Fergus Edward Ismond and Steven Mark Hoof, wherein we agreed to purchase trailer units, of which Mr. Ismond and Mr. Hoof are 50% owners. As consideration for the purchase of the trailer units, we have agreed to issue to Mr. Ismond and Mr. Hoof $125,000 each by way of the issuance of shares of our common stock at a deemed price of $0.25 per share.

On July 29, 2014, we entered into an equipment purchase agreement with Mr. Ismond wherein we agreed to purchase an oil field service truck. As consideration for the purchase of the oil field service truck, we have agreed to issue to Mr. Ismond $100,000, by way of the issuance of shares of our common stock at a deemed price of $0.25 per share. Pursuant to the equipment purchase agreements, we have issued an aggregate of 1,400,000 shares of our common stock to 2 non- US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Effective July 15, 2014, we entered into a share purchase agreement with Kanata Metis Cultural Enterprises Ltd. and Elizabeth Metis Settlement ("EMS"), wherein we have agreed to purchase 500,000 Class "A" Common Shares in the capital stock of ClenGen Inc. registered in the name of Kanata. In addition, we have agreed to acquire 100% of the shareholder loans by Kanata and EMS equaling approximately $1.25 Pursuant to the share purchase agreement, we have issued 8,000,000 shares of our common stock to 1 non-US person (as that term is defined in

Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

On April 25, 2014, we filed a Current Report on Form 8-K announcing that, effective April 11, 2014, we had entered into an asset purchase agreement with 1301540 Alberta Ltd., an Alberta Canada corporation, operating under the name Werkman Transport pursuant which, we have agreed to purchase all of the transportation assets and other assets of 1301540 Alberta, at a purchase price of Cdn$3,000,000, payable in shares of common stock of our company. Cdn$1,000,0000 of which was paid by way of the issuance of 5,000,000 shares of common stock upon closing with the remaining shares of common stock to be issued after six months have elapsed from the closing date.

On September 29, 2014, we agreed to issue 4,000,000 shares of our common stock at a deemed value of $0.30 per share as payment of Cdn$1,200,000 towards the purchase price and leaving a balance owing by our company of Cdn$800,000 worth of shares of our common stock.

Unregistered Sales of Equity Securities

We have issued 4,000,000 restricted shares of our common stock to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Effective March 1, 2014, April 15, 2014, and May 28, 2014, we entered into various consulting agreements with a number of consultants and we have issued an aggregate of 1,540,150 shares of our common stock for the consultant services. Pursuant to the consulting agreements, we have issued an aggregate of 900,000 shares of our common stock to 3 US persons, relying on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933, and we have issued an aggregate of 640,150 shares of our common stock to 2 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

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Products

We provide systems that focus on:

•

Equipping utilities with a cost-effective alternative to gas-fired turbines capable of ensuring power quality and quantity while simultaneously deferring capital investment in both generation and distribution assets.

•

Supporting commercial business with the ability to reduce monthly electricity bills while eliminating rolling blackouts, brownouts and utility failures that negatively impact the ability to generate revenue.

•

Empowering the homeowner with the ability to eliminate the monthly electricity bill via an appliance thereby redefining the way energy is generated, managed and seamlessly consumed or sold, going forward.

•	Meeting the needs at the bottom of the pyramid with next-generation energy and economic development systems capable of helping eradicate poverty and educating the masses.

Market, Customers and Distribution Methods

Our market opportunities will be in the following areas:

•	Military – Cost-effective, energy security, fixed or rapid deployment.

•	Industrial – Increased revenue dollars per acre on new and existing solar parks with lowest-cost above or below ground energy storage.

•	Commercial – The vertical appliance integration maximizes solar exposure and return on investment on cluttered rooftops.

•

Residential – Dramatically enhancing the aesthetic appeal of conventional solar thereby generating greater home owner association acceptance. Enabling the ability to automatically buy electricity at night when it is cheap and use it during the day when it is expensive. Replace gas-fired backup generators with entire house or dedicated circuit protection.

•	Electronic Device (laptop, smartphone, LED lighting, etc.) – Seamless outdoor lifestyle integration, next generation aesthetics. Power for use in backyard sheds.

Our primary operating structure anticipates both demand fulfillment and demand generation.

•

Demand Fulfillment – Inbound logistics include call-off to suppliers, materials handling, warehousing and inventory control. Operations include conversion, assembly, packaging and maintenance. Outbound logistics include warehousing, order processing, picking, shipment and delivery.

•

Demand Generation – Marketing and sales includes channels to market, product, pricing, advertising and promotion, distribution, customer value, cost to consumer, convenience, communication and sales force effectiveness. Service includes installation, repair and training.

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We also provide the following support activities:

•	Procurement includes purchasing raw material, supplies, fixed assets.

•	Technological development includes process design, product design and research and development.

•	Human Resources includes recruiting, hiring, training, developing and compensating all personnel.

Our target segments are as follows:

Renewable developers and owners with an estimated target market of $100,000,000,000:

•	Ramp control
•	Curtailment mitigation
•	Firming/shaping
•	Interconnection compliance
•	Grid services

Transmission and distribution providers with an estimated target market of $2,000,000,000,000:

•	Voltage Support
•	Power Quality
•	Grid Reliability

Ancillary service providers with an estimated target market of $9,000,000,000:

•	Frequency regulation
•	Voltage regulation
•	Response services

End users with an estimated target market of $500,000,000,000:

•	Arbitrage
•	Power reliability
•	Power quality
•	LED lighting integration

Homeland Security & Defense with an estimated target market of $25,000,000,000:

•	Off – Grid
•	Mission Critical Support
•	Diesel Gen Set optimization

Bottom of the Pyramid with an estimated target market of $60,000,000,000:

•	Off-Grid villages
•	Gen Set Optimization
•	Micro Franchise charging

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Our paths to market include, but are not limited to:

Global Electric Utilities – Existing boots-on-the-ground install network; flagship branded or private-label solution provider.

Department of Defense and Homeland Security – Off-grid/mission critical.

Renewable Developers – New and existing installations, utility customers, home/ business owners.

Humanitarian Aid – Existing distribution network to access the 1.6 billion people living without electricity.

To date, we have worked towards technology optimization in the areas of energy density, conversion efficiency and storage time; pilot demonstration development relating to aesthetic solar inks and underground energy storage; developing a multi-generation technology/product roadmap that include macro and micro lifestyle integration options; business development relating to our recent public listing, manufacturing and product distribution options; legal support including IP portfolio expansion, freedom-to-operate navigation.

Competition

The alternative energy industry is highly competitive. Numerous entities in the United States., Canada and around the world compete with our efforts to provide energy.

Many of our competitors have substantially greater capital resources and more experience that we do. These companies have greater financial, technical, research, marketing, sales, distribution, service and other resources than us. Moreover, they may offer broader product lines, services and have greater name recognition than we do, and may offer discounts as a competitive tactic.

In addition, rapidly changing technology, evolving industry standards and changing customer needs require that we enhance our products, develop new products and services that meet our customers' changing needs and market our products and services to respond to emerging industry standards in a timely and cost effective manner. There can be no assurance that we will be successful in developing new products and services, enhancing existing products and services or whether such new or enhanced products and services will gain market acceptance.

Acquisitions

The company has set a course to acquire companies with strong balance sheets to set the Company on a firm foundation for future growth while we develop our technology forward.

Some of these acquisitions contemplated could have an associated market risk. There is no assurance that the company plans to acquire specifically the types of revenue producing companies desired will be achieved. The company believes that this course of action will make the company more appealing for future investment.

Compliance with Government Regulation

There are no government regulations, which apply specifically to our appliance and to which we have to comply. Sunvault subsidiaries - CleanGen Inc., through its Cutting Edge, and CleanGen Power deal with Alberta Environment, Alberta Labour Standards, Workman Compensation Board, Occupational Health & Safety Act, Fire Marshall Standards, County of Ponoka bylaws, Alberta Recycling Management Authority, AB Transport, Aboriginal Affairs & Northern Development Canada, Enoch Cree Nation, Parkland County bylaws.

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Subsidiaries

CleanGen Inc. is a 100% solely owed group of companies acquired by Sunvault Energy and encompass CleanGen Inc., CleanGen Power Corp, Cutting Edge Tire Recycling LP. Coole Immersive, and CleanGen Aboriginal HR Services. The group of companies were acquired to 100% ownership through three separate acquisitions.

1)

The acquisition of 1454004 Alberta Ltd who owned 100% of CleanGen Power Corp and 50% of CleanGen Inc. group of Companies. This transaction saw the issue of 19,500,000 Sunvault Shares at market on February 14, 2014 – Approved by board meeting on March 1, 2014.

2)

The issue and conversion of preferred shares to common shares to acquire an additional 6% of CleanGen Inc. moving Sunvault into a control position of 56%. – this was completed by the vend in of $900,000 worth of solar panels of which $525,000 was converted to preferred shares by subscription agreement and then to common shares. This left $375,000 still owing to Sunvault for these panels.

3)

Sunvault then acquired the remaining 44% of CleanGen for $2,000,000 and an issue of 8,000,000 shares at a deemed value of $0.25 per share. A treasury order was issued on June 10, 2014 to complete the transaction and shares were held until the final agreement was signed on July 15, 2014 and Sunvault Board ratification of this agreement was reached on July 24, 2014 by a meeting of the board of directors.

On April 1, 2014, Sunvault acquired 100% of Eco-West Transport through the issue of 3,333,334 shares at $0.15 per share. This was approved by a meeting of the board on March 29, 2014. This agreement was rescinded by agreement by all parties on October 27, 2014 after receiving a collection of conditions surfaced that within the context of the agreement did not match the original agreement. All parties rescinded and the Eco-West company purchase was reversed. There may be a move to acquire some assets in the future for specified secured debt that exists at Eco-West Transport and that Sunvault has the intention to acquire specific assets once secured liabilities are clearly defined.

On April 11, 2014, we acquired the assets of 1305140 Alberta Ltd., doing business as “Werkman Transport”. The purchase price was Cdn$3,000,000. This asset purchase is to be completed through the issuance of our common shares.  On April 11, 2014, we issued 5,000,000 common shares of our company with a deemed value of Cdn$0.20 for aggregate consideration of Cdn$1,000,000.

Subsequently on September 29, 2014, we issued a second tranche of 4,000,000 common shares of our company with a deemed value of Cdn$0.30 cents as payment of Cdn$1,200,000 towards the purchase price and leaving a balance owing by our company of Cdn$800,000 worth of common shares of our common stock.

Bankruptcy or Similar Proceedings

We have not been subject to any bankruptcy, receivership or similar proceeding.

Employees

We are a development stage company and currently have no employees, other than our officers and directors. Gary Monaghan, our president, chief executive officer and director currently devotes 40 hours per week to company matters. There is a management contract signed and effective as of January 15 for Gary Monaghan President & CEO and Franzi Tschurtschenthaler CTO. Franzi currently is on a part time agreement and is called for his assistance surrounding technical initiatives as required.

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Emerging Growth Company Status

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 103 of the JOBS Act provides that an emerging growth company is not required to comply with the requirements of Sarbanes-Oxley Section 404(b). This exemption is available to us as well as a smaller reporting company.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov .

Item 1A. Risk Factors

Risk Associated with our Current Financial Resources and Capital Resources that are Available to Us

We may not have sufficient cash to meet our planned and current financial obligations and our cash requirements for the next 12 months and we are not certain that we will be able to secure the financing we need to meet those requirements. We do not have any current financing arrangements in place and if we do not obtain the necessary financing we need to satisfy our current financial requirements to execute our business plan, we may have to abandon our current business strategy sometime in 2015.

We intend to meet our ongoing cash requirements of approximately in the range of $3 million to $5 million for the next 12 months by raising the shortfall through a combination of equity financing from investors if we are able to identify other investors willing to purchase our securities or loan funds to us. We also will self fund Sunvault’s growth to a minor degree through some of the acquisitions we have completed and will complete this upcoming year. We may not be able to secure financing from other investors who can provide additional financing to us. If financing is available, it may involve issuing securities which could be dilutive to holders of our capital stock. If we do not raise additional capital from conventional sources, such as our existing or new investors or commercial banks, it is likely that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan and our business may fail.

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Risks Associated with our Technology

Our technology has not been tested on the scale necessary for large customers to adopt and the willingness of renewable energy operators and other customers to use our technology and our products are uncertain.

Our renewable energy development and research activities entail risks. New designs must be fabricated, tested and licensed before they can be offered for sale in commercial markets. Our technology is still in the research and development stage and while certain testing on our technologies has been completed, further testing and experiments will be required in test facilities to bring our products to a commercial stage. Furthermore, the technology has yet to be demonstrated in existing commercial applications. Until we are able to successfully demonstrate operation of our technology in actual commercial applications, we will not be certain about the ability of the products we design, to perform as expected. In addition, there is also a risk that suitable testing facilities may not be available to us on a timely basis, which could cause development program schedule delays.

If our product designs do not perform as anticipated in commercial use, we will not realize revenues from licensing or other use of our product designs.

We serve the renewable energy market and other industries, some which are regulated. Our designs differ, and if more costly, acceptance of our designs may be hampered.

Our designs differ significantly in some aspects from other products used today. These differences will likely result in a more prolonged and extensive review by our future customers around the world that could cause development program schedule delays. Customers may be hesitant to be the first to use our designs, which has little or no history of successful commercial use. Furthermore, our research and development program schedule relies on the transferability and applicability of the operating experiences of the prior tests of our products. There is a risk that if this operating experience is found to be non-transferable, more extensive experiments will be required which could cause program schedule delays and require more research and development funding.

Applicable intellectual property laws may be inadequate to protect our intellectual property, which could have a material adverse effect on our business.

While we are continuing to diversify our research and development activities with associated intellectual property, our rights in our intellectual property, therefore, derive, or are affected by, intellectual property laws. If the application of these laws to our intellectual property rights proves inadequate, then we may not be able to fully avail ourselves of our intellectual property and our business model may fail or be significantly impeded.

If we are unable to obtain or maintain intellectual property rights relating to our technology, the commercial value of our technology may be adversely affected, which could in turn adversely affect our business, financial condition and results of operations.

Our success and ability to compete depends in part upon our ability to obtain protection in the United States and other countries for our designs by establishing and maintaining intellectual property rights relating to or incorporated into our products. We own a variety of patent pending applications in the United States. We have not obtained patent protection yet. We do not know how successful we would be should we choose to assert our patents against suspected infringers. Our pending and future patent applications may not be issued or approved as patents or, if issued, may not issue in a form that will be advantageous to us. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection, which could in turn adversely affect our business, financial condition and results of operations.

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If we infringe or are alleged to infringe on intellectual property rights of third parties, our business, financial condition and results of operations could be adversely affected.

The industry in which we compete is characterized by rapidly changing technology, a large number of patents, and frequent claims and related litigation regarding patent and other intellectual property rights. There can be no assurance that our patents and other proprietary rights will not be challenged or alleged to infringe on others, invalidated, or circumvented; that others will not assert intellectual property rights to technologies that are relevant to us; or that our rights will give us a competitive advantage. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States.

General Business Risks and Risks Relating to our Business

We have a limited operating history and face many of the risks and difficulties frequently encountered by a development stage company.

There can be no assurance that our management will be successful in completing our business plan of selling our products or technology or implementing the corporate infrastructure to support operations at the levels called for by our business plan. We may not be able to generate sufficient revenues to meet our expenses or to achieve or maintain profitability in the future.

We are currently a development stage company, and to date, our development efforts have been focused primarily on the development of our relationship with the Alberta, Canada energy market and other markets for remote sensors and cell phones. Our business model is to develop or acquire existing renewable operating assets to enable a market for our products. We have limited operating history for investors to evaluate the potential of our business development. Planned principal operations have commenced, but there has been no revenue from our products to date. Our technology platforms have not reached a point where we can mass produce product based on the technology, and we will not be in a position to commercialize such products until we complete the design development, manufacturing process development and pre-market testing activities. There can be no assurance that our development and testing activities will be successful or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially viable.

Our acquisition companies of CleanGen Inc. also have competitive, regulatory and other risks associated to them that could hinder the ability to earn revenues as projected as part of our foundational revenue strategy.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors issued a going concern opinion in their report on our financial statements for the fiscal year ended December 31, 2013. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

Based upon current plans of developing a market for our products and to sell our products, we expect to incur operating losses in future periods because we will continue to be in the development stage and will be incurring expenses and not generating significant revenues. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to generate revenues which are greater than our expenses will result in the loss of all or a portion of your investment.

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We may be adversely affected by uncertainty in the global financial markets and worldwide economic downturn.

Our future results may be adversely affected by the worldwide economic downturn, continued volatility or further deterioration in the debt and equity capital markets, inflation, deflation, or other adverse economic conditions that may negatively affect us. At present, it is likely that we will require additional capital in the near future in order to fund our operations. Due to the above listed factors, we cannot be certain that additional funding will be available on terms that are acceptable to us, or at all.

Competition for highly skilled professionals could have a material adverse effect on our success.

We rely heavily on our staff and management team. Our success depends, in large part, on our ability to hire, retain, develop and motivate highly skilled professionals. Competition for these skilled professionals is intense and our inability to hire, retain and motivate adequate numbers of consultants and managers could adversely affect our ability to meet client needs and to continue the development of our product designs. Any significant volatility or sustained decline in the market price of our common stock could impair our ability to use equity-based compensation to attract, retain and motivate key employees and consultants.

Successful execution of our business model is dependent upon public support for renewable energy

Successful execution of our business model is dependent upon public support for renewable power in the United States and other countries.

We may not be able to receive or retain authorizations that may be required for us to license our technology internationally.

Governmental authorizations may be required before we can export our technology and products. If authorizations are required and not granted, our international business plans could be materially affected. This could limit our revenue growth opportunities and significantly hinder our attempts to expand our business internationally.

Risks Relating to the Ownership of Our Securities

Certain of our existing stockholders have substantial influence over our company, and their interests may not be aligned with the interests of our other stockholders.

Certain related entities own a majority of our common stock. As a result, they have significant influence over our business, including decisions regarding future fundraising, asset acquisitions, mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

There may be volatility in our stock price, which could negatively affect investments, and stockholders may not be able to resell their shares at or above the value they originally purchased such shares.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	quarterly variations in operating results;
●	changes in financial estimates by securities analysts;
●	changes in market valuations of other similar companies;
●

announcements by us or our competitors of new products or of significant technical innovations, contracts, receipt of (or failure to obtain) funding or support, acquisitions, strategic partnerships or joint ventures;

●	additions or departures of key personnel;
●	any deviations in net sales or in losses from levels expected by securities analysts, or any reduction in political support from levels expected by securities analysts;
●	future sales of common stock; and

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The stock market may experience extreme volatility that is often unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of its performance.

The market price of our stock may be affected by low volume.

Although our common stock is traded on the over-the-counter bulletin board, the trading volume of our common stock has generally been very low. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for our stockholders to sell their shares of common stock at a price that is attractive to them.

We will likely conduct offerings of our equity securities in the future, in which case your proportionate shareholding interest in our company may become diluted.

Since our inception, we have relied on the proceeds of private equity sales to non-affiliates and to our principal stockholder and loans from our principal stockholder to fund our operations. We will likely be required to undertake additional equity offerings in the future to finance our current business. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be diluted.

Penny stock regulations under U.S. federal securities laws may adversely affect the ability of investors to resell their shares.

We anticipate that our common stock will be subject to the penny stock rules under the Securities Exchange Act of 1934. These rules regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require broker-dealers that derive more than five percent of their customer transaction revenues from transactions in penny stocks to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

We presently do not have a business that produces significant revenues, however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports which will require that we engage legal, accounting and auditing services. The engagement of such services can be costly and we are likely to incur losses which may adversely affect our ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 will require that our company establish and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to our company may make it difficult for us to establish and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or prevent fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

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We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in us.

We have never paid any cash or stock dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in us will need to come through appreciation of the stock’s price. There will be less ways in which you can make a gain on any investment in us.

Item 2. Financial Information – Management’s Discussion and Analysis

The following discussion should be read in conjunction with the audited financial statements and the related notes for 1454004 Alberta Ltd. (“1454004”) for the years ended December 31, 2013 and 2012 that appear elsewhere in this Form 8-K. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Form 8-K, particularly in the section entitled "Risk Factors" beginning on page 22.

Results of Operations for the Years Ended December 31, 2013 and 2012

Our operating results for the years ended December 31, 2013 and 2012 are summarized as follows:

For the year ended December 31, 2013, 1454004 incurred a net income of Cdn$297,786 compared to a net loss of Cdn$1,609,627 for the year ended December 31, 2012. The significantly improved results for the year ended December 31, 2013 is mainly attributable to the operations of our subsidiary, CuttingEdge Tire Recycling LP, which was acquired in January 2013.

	Year ended December 31, 2013	Year ended December 31, 2012
	Cdn$	Cdn$
Total revenue	7,200,756	560,880
Direct costs	(5,141,914)	–
Operating expense	(1,715,349)	(1,046,440)
Other income (expense) and taxes	760	(1,210,607)
Net income (loss) attributable to non-controlling interest	(46,466)	86,540
Net income (loss)	297,786	(1,609,627)

Liquidity and Financial Condition

Working Capital

	At December 31, 2013	At December 31, 2012
	Cdn$	Cdn$
Current Assets	2,380,000	879,778
Current Liabilities	4,336,702	2,718,386
Working Capital (Deficit)	(1,956,702)	(1,838,608)

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As of December 31, 2013, 1454004 had current assets of $2,380,000 (consisting of cash, accounts receivable, inventory, prepaid expense, due from related party, and term deposits) and current liabilities of $4,336,702 resulting in a working capital deficit of $1,956,702 compared to working capital of $1,838,608 as of December 31, 2012.

Cash Flows

	Year ended December 31, 2013	Year ended December 31, 2012
	Cdn$	Cdn$
Net Cash Provided by (Used in) Operating Activities	1,099,671	(224,659)
Net Cash Provided by (Used in) Investing Activities	522,532	(258,784)
Net Cash Provided by (Used in) Financing Activities	(1,079,415)	522,805
Decrease in Cash	542,788	39,362

Operating Activities

Cash provided by operating activities for the year ended December 31, 2013 was Cdn$1,099,671, which includes net income of Cdn$344,252 (before non-controlling interest attribution).

Investing Activities

During the years ended December 31, 2013, 1454004 had net cash provided by investing activities was Cdn$522,532 which includes Cdn$650,223 for the redemption of term deposits and Cdn$323,909 cash acquired on the acquisition of a subsidiary offset by Cdn$451,600 for the purchase of property and equipment.

Financing Activities

During the year ended December 31, 2013, 1454004 had net cash used in financing activities of Cdn$1,079,415 which includes Cdn$878,343 for the repayment of loans payable, Cdn$122,156 for the net repayment of long-term debt and Cdn$78,916 for the repayment of capital lease obligations.

Liquidity and Capital Resources Available to Us

As at December 31, 2013 and the date of this filing, we do not have enough cash on hand to pay our current operating expenses and to execute our current business plan and if we do not raise the necessary equity capital in the next three months from the date of this filing, we will not be able to execute our current business plan. Our total cash requirements may also exceed the future financing we are able to obtain. Currently, we do not have sufficient cash in our bank accounts to cover our current expenses and estimated future expenses. We do not have any formal agreements with management for advancing funds to our company and we do not have any other external sources of financing available to us at the present time.

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We intend to meet our cash requirements for the next 12 months through equity financing, if such equity financing becomes available to us. There is no assurance that we will be successful in obtaining any such affiliate loans or in completing any private placement financings to continue our current operations.

We estimate that our expenses over the next 12 months will be approximately $3,600,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Expenses
$
Legal and accounting fees	150,000
Product development	1,830,000
Marketing and advertising	244,000
Business development	613,000
Salaries and consulting fees	350,000
General and administrative	413,000
Total	3,600,000

The company will be able to self fund through acquisitions while the company seeks out additional financing. We currently do not have any arrangements in place to receive loans or other financing from our president or any other officer or for the completion of any further private placement financings and there is no assurance that we will be successful obtaining any such affiliate loans or in completing any further private placement financings. There is also no assurance that our president will provide financing on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out our business plan.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the year ended December 31, 2013. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

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Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually, during the fourth quarter, or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

The Company consists of a single reporting unit. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit including goodwill is compared with its fair value. The estimated fair value is determined utilizing a market-based approach, based on the quoted market price of the Company’s stock in an active market, adjusted by an appropriate control premium. When the carrying amount of a reporting unit exceeds its fair value, goodwill of the reporting unit is considered to be impaired and the second step is necessary.

In the second step of the goodwill impairment test, the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination using the fair value of the reporting unit as if it were the acquisition price. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the consolidated statements of operations. Establishing an implied fair value of goodwill requires the Company to make estimates for key inputs into complex valuation models and to apply significant judgment in the selection of estimates, assumptions and methodologies required to complete the analysis. Areas of judgment include, but are not limited to, development of multi-year business cash flow forecasts, the selection of discount rates and the identification and valuation of unrecorded assets.

Long-lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

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Revenue Recognition

For tires qualifying under Alberta Recycling Management Authority (“ARMA”) programs, tire collections revenue from ARMA is recognized when tires are picked up from clients. Revenue from ARMA for processing these tires is recognized when the tire shred is delivered to an approved location. Costs incurred to process these tires are recorded as inventory until delivery occurs.

For tires that do not qualify under ARMA programs (“non-program” tires), tire collections revenue is recognized when tires are received at the Company’s premises and collectability is reasonable assured. Customers also pay a recycling fee for tires delivered to the Company’s premises, which is recorded as deferred revenue. The Company recognizes the recycling fee revenue once the tires have been processed.

Revenue on sales of processed tires is recognized when a price is agreed, tire shred is delivered to customers, and collectability is reasonably assured.

The Company derives further revenue from wood recycling, equipment rentals, sand sales, tipping fees, service rig training, transportation, and software service. In accordance with ASC 605, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonable assured. If collectability is not considered reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties

Principal Executive Offices

We currently maintain our executive offices at 107 Portside Court, Kelowna, BC V1V 1T2. Our company does not pay rent at this location at this time.

Our company does own nine large office trailer units valued at Cdn$270,000 that we have under leasing with an approximate monthly payment of Cdn$7,000 per month. These units are to replace our current CleanGen office space where we rent for approximately Cdn$6,000 per month. This replacement will occur when the trailer complex is finished to a state where it has been properly constructed to form a complex and will sit on our Enoch site in Alberta where our CleanGen Power operation resides.

Our company has also constructed a building on our CuttingEdge Tire Recycling LP site to house the new mulch plant for the Company. The building was constructed to a size of 68′ L x 40′ W x 20′ H. at a cost of approximately $200,000. CuttingEdge, of which the general partner is our wholly-owned subsidiary, has been operating on the Ponoka lands under a lease agreement over the last 8 years. In March 2014, our company completed a land purchase for approximately $95,000 whereby CleanGen / Cutting Edge is able to proceed with development plans that will allow for increased productivity, efficiency and revenue. The purchase which increases the site size from 12 acres to 30 acres allows the next stages of our new plant and future developments that were restricted by our lease agreement. The County of Ponoka is also pleased as it brings a sense of longer term stability and promotes the beginning of an industrial park embedded in their longer term County plans.

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Item 4. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of April 14, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Gary Monaghan 360 Woodpark Crescent, Kelowna, BC V1V 2L1	830,000(2) Common Shares	0.9%
Rory Husch 101-1865 Dilworth Drive, Kelowna, BC V1Y 9T1	Nil	0.0%
Derek Bannister 1299 Galliano Road, Vernon, BC V1B 9T1	50,000(3) Common Shares	0.1%
Governor William Richardson 216 Washington Avenue, Santa Fe, New Mexico 87501	500,000(4) Common Shares	0.6%
Larry Faulk 41 Puget Drive, Steilacoom, WA 98388	500,000(4) Common Shares	0.6%
Lorne Roseborough 107 Portside Court, Kelowna, BC V1V 1T2	690,000(4) Common Shares	0.8%
Paul Bercier 3204 Hawksbrow Point N.W., Calgary, AB T3G 4C9	500,000(4) Common Shares	0.6%
Directors and Executive Officers as a Group	3,070,000	3.5%
	88,851,797 Common Shares	100%
Over 5% Shareholders
Millennium Treads International	23,090,000 Common Shares	26%
West Point International	16,333,333 Common Shares	18%
1804164 Alberta Inc.	17,000,000 Common Shares	19%

____________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 14, 2014. As of April 14, 2014, we had 88,851,000 shares of our common stock issued and outstanding. All figures assume full dilution of convertible securities held.

(2)	Includes options to acquire 800,000 shares of our common stock by Gary Monaghan;

(3)	Includes options to acquire 50,000 shares of our common stock by Derek Bannister.

(4)	Includes options to acquire 500,000 shares of our common stock by each of Messrs. Richardson, Faulk, Roseborough and Bercier;

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Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Item 5. Directors, Executive Officers and Corporate Governance

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Gary Monaghan	President Chief Executive Officer Director	55	January 14, 2014 January 14, 2014 January 14, 2014
Rory Husch	Secretary Treasurer	37	May 8, 2013 January 15, 2014
William Richardson	Director	66	January 14, 2013
Larry Faulk	Director	78	January 15, 2014
Lorne Mark Roseborough	Director	61	January 15, 2014
Paul Bercier	Director	69	January 15, 2014
Trent Blind	Director	50	July 25, 2014
James Malcolm Ross	Director	55	June 9, 2014

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Gary Monaghan - President, Chief Executive Officer and Director

Mr. Monaghan has private, public and corporate senior management experience, with a focus on marketing. He has over 30 years of senior management experience in the communications industry working for companies such as regional marketing director for the BC Interior for Shaw Communications, marketing manager for Rogers Communications Calgary, president for MDU Communications, president and chief executive officer of Ultimate Viewer Multimedia and president and chief executive officer of 3One Media Corp. He was the president and founder of MDU Communications International, Inc. (OTC:BB MDTV) from September 1998 to May 2001. Mr. Monaghan negotiated the sale of the Canadian Operations to Shaw Direct for CDN $10 million in 2001. Mr. Monaghan developed a software product through Ultimate Viewer, raising about $1 million in the private company and then sold the company to 3One Media Corp where an additional $4 million was raised for a broadband over power line initiative. In August of 2011, Mr. Monaghan stepped into the role of chief executive officer for UC Resources Ltd. He successfully negotiated the sale of the company’s McFaulds Project to a subsidiary of Cliffs Natural Resources for CDN $6 million. Mr. Monaghan is the Executive Chairman of UC Resources Ltd. Mr. Monaghan is the CEO of Circle United Networks Corp, a privately held wireless technology company. Mr. Monaghan was appointed as he has extensive experience with new high growth technology companies.

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Rory Husch – Secretary and Treasurer

Rory Husch was appointed as secretary of our company on May 8, 2013 and as treasurer on January 15, 2014. Mr. Husch is the founder and operator of Response Management Services Inc. since 2006.  Mr. Husch has been appointed in the role of secretary and treasury because of his successful business experience.

Former-Governor William Richardson – Director

Governor William Blaine "Bill" Richardson III has acted as a director of our company since July 8, 2013. Governor Richardson was governor of New Mexico from 2003 to 2011. Bill Richardson was born in California but raised mostly in Mexico City. He received his bachelor's (1970) and master's (1971) degrees from Tufts University, then worked on Capitol Hill in Washington, DC. By the end of the 1970s he was a New Mexico resident with political ambitions, and in 1982 he was elected to the U.S. House of Representatives, where he served until 1997. During the administration of President Bill Clinton he served as the U.S. ambassador to the United Nations (1997-98) and as Secretary of Energy (1998-2001). After Clinton's term ended, Richardson lectured, served on corporate boards and worked as a consultant with Kissinger McLarty Associates (headed by Henry Kissinger and former Clinton chief of staff Thomas McLarty).  Mr. Richardson's global relationship base, diplomacy style and continual quest for demonstrable results is anticipated to facilitate SunVault with increased ability to execute our global strategy, as well as further develop our local, national and international footprint.

Trent Blind – Director

Trent is currently the Chairman of the Ermineskin Cree Nation group of companies and Senior Advisor and Executive Management Consultant to ATCO Structures & Logistics Ltd., ATCO Sustainable Communities Inc. and Simplex Grinnell.

Mr. Blind served Aboriginal communities throughout the Province of Alberta and the Northwest Territories in his role as one of the founding Senior Managers of Aboriginal Banking with the Bank of Montreal. He played a strategic role in guiding the Bank of Montreal in establishing a billion dollar portfolio with various Aboriginal communities throughout Canada.

Trent is also the founding President and CEO of George Gordon First Nation Holdings Inc. the former parent business development company for the George Gordon First Nation. In past years, Trent completed a four-year contract as the Chief Financial Officer for the Siksika Nation's economic and business development arm. During his appointment as Chief Financial Officer, the group of companies' assets grew from $14 million in market value to in excess of $100 million.

Trent has served as a Senior Advisor to the Western Cree Tribal Council in representing their socio-economic and business development interests in the proposed $6 billion Enbridge Gateway Pipeline Project. He has in past years also served as the Chief Negotiator and Senior Advisor to the Akaitcho Treaty 8 Chiefs in representing their socio-economic and business development interests in the Ekatai Diamond Mine owned and operated by BHP Billiton - the largest resource and mining company in the world. Trent has also held positions with a few federal government departments including Immigration Canada, Revenue Canada and Indian & Northern Affairs Canada.

Over the years Trent has participated in a number of community events and has made several presentations to numerous organizations in raising the public's awareness of Aboriginal issues. He has been a director with a number of local, regional and national Aboriginal organizations including the Canadian Aboriginal Science and Technology Society, the Calgary Chamber of Commerce's Aboriginal Opportunities Committee, the Canadian Council for Aboriginal Business (Alberta Chapter), Petromin Resources Ltd., a public company listed on the TSE Venture Exchange and was past chairman of the Metis Economic Development Corporation. He is currently the chairman of Treaty 7 Economic Development Corporation's Investment Committee. Trent is the President and Principal owner of Aboriginal Financial Services Corporation, a senior advisory and executive management consulting services firm.

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Trent is a Treaty Indian from the Gordon's First Nation in the Treaty 4 area of southern Saskatchewan. He attended the University of Alberta and the University of Regina and has earned two degrees: a Bachelor of Arts, Economics (Special) from the University of Alberta and a Bachelor of Administration from the University of Regina. He majored in economics and finance and is a CMA Associate.

Lorne Roseborough – Director

Lorne Roseborough has acted as a director of our company since January 15, 2014. Mr. Roseborough currently is Chairman of CleanGen Inc and director of Sunvault Energy and Daystar Technologies Inc. Mr. Roseborough previously held the position as a Start-up Lead Executive for DowCorning’s $1.2 billion Semiconductor plant in Clarksville, Tennessee. Mr. Roseborough was a director of EPOD Solar Inc. from October 10, 2007 to January 8, 2010. He also held management positions with EPOD Solar from 2003 and was promoted to Vice-President and held that position from June 30, 2008 until July 30, 2009. From 1992 to 2003, Mr. Roseborough worked at Belkorp Industries, Inc. where he was Vice-President of Manufacturing having direct responsibility for the operations of three pulp and paper mills and one small oil refinery. These operations had approximately 350 employees and $300 million in revenues. From November 1999 to 2003, he also held the position as President and Chief Executive Officer of Bluewater Fiber in Port Huron, Michigan (on behalf of owners Merrill Lynch and Cerberus Capital Partners) which was a large recycle pulp mill. Mr . Roseborough was appointed because of his experience in our market.

Larry Faulk – Director

Larry Faulk has acted as a director of our company since January 15, 2014. Larry Faulk was a Washington State Senator from 1966 to 1970. He is a prominent figure in public life in Tacoma and Pierce County and has been for the last four decades. In 1969, he played a key role in the creation of the State Appeals Court - and in making sure that Tacoma and Spokane would house divisions of that Appeals Court. The original bill housed the Appeals Court only in Seattle. Faulk and his fellow legislators from Tacoma and Spokane said they wouldn't vote for it if the court was based solely in Seattle -- a place that, in Faulk's view, was always trying to squeeze out the state's other cities. Faulk worked as an executive with The Boeing Company for many years and he also headed a number of non-profit and governmental agencies, including the Martin Luther King Center in Tacoma and the Washington State Pollution and Shoreline Hearings Boards. He became a trustee of Tacoma Community College and also taught there as a political science instructor. In 2008, he ran again for the State Senate seat he had held 42 years earlier. Senator Larry Faulk has global contacts, vast business experience and contacts that will greatly assist Sunvault in achieving its goals.

Paul Bercier – Director

Paul Bercier has acted as a director of our company since January 15, 2014. Mr. Bercier was employed in the Oil and Gas service industry for 20 years as a business owner, executive, and in management. Mr. Bercier developed BGH Gas Test Operating into the third largest production testing company in Western Canada and Western USA. He was also employed in production testing, drilling, well optimization and tank cleaning. While with Western Lakota Energy Services, he managed the Aboriginal Community portfolio for the acquisition and operation of partnership drill rigs for 12 First Nations and Metis organizations which are still operating under the aegis of Savanna Energy Services.

Mr. Bercier worked with the Metis Nation of Alberta as Advisor/Director for Economic Development and Environment. Managed the development of a 10 year Strategic Economic Development Plan; the acquisition of the Metis Cultural Centre at Smoky Lake; purchase of a drilling rig and several real estate properties. He served on several Environmental and Economic Development Committees at the Municipal, Provincial and Federal levels. Awarded the recognition award as national economic developer by the Canadian Association of Native Development Officers in 2002.

Participated in the Initial Canadian Aboriginal Trade Mission to China in 2008 on behalf of the Metis Nation. Currently working as a consultant with SunVault Energy and as a freelance advisor on Aboriginal Affairs.

Mr. Bercier was appointed because of his experience in aboriginal affairs and our strategy with future CleanGen plans.

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James Malcolm Ross - Director

When Mr. Ross was in his twenties he began four terms as Chief of the Teet'lit Gwich'in Council, where he spearheaded initiatives that created jobs in the heady days of the Mackenzie Valley pipeline's promotion, and the early development of the hydrocarbon resources of the Mackenzie Delta and Beaufort Offshore. James was a founding director of the Denendeh Development Corporation, Shehtah Drilling Ltd., and the Gwich'in Development Corporation. In the early 1990s James became a key negotiator of the Gwich'in Comprehensive Land Claim Agreement, which was signed with the Government of Canada in 1992. This modern treaty granted the Gwich'in ownership of over 22,000 square kilometers in the Northwest Territories, and 1,500 square kilometers in the Yukon, along with significant local government and co-management rights, and cash compensation. On March 10, 2011, James Malcolm Ross was appointed to the National Aboriginal Economic Development Board. Mr. Ross studied World Petroleum Economics Studies at Yale University and Business Management at the University of Lethbridge.

Family Relationships

There are no family relationships among any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We adopted a Code of Ethics applicable to all of our directors, officers, employees and consultants, which is a “code of ethics” as defined by applicable rules of the Securities and Exchange Commission. Our Code of Ethics was attached as an exhibit to our annual report filed on Form 10-K with the Securities and Exchange Commission on January 30, 2013. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests may be sent in writing to: SunVault Energy, Inc., 150 W. Axton Road, Bellingham, WA 98226.

Audit Committee and Audit Committee Financial Expert

Our board of directors do not have members of our audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, but is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Company does have a formal audit committee which was formed subsequent to year end, but currently does not have a financial expert. The audit committee consists of Mark Roseborough, Paul Bercier and Gary Monaghan. Financial information relating to quarterly reports was disseminated to all board members for review. The audited financial statements for the years ended December 31, 2013 and 2012 were provided to each member of the board in which any concerns by the members were directed to management and the auditors.

We believe that the members of our board of directors, who act as our audit committee in fulfilling that function, are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Item 6. Executive Compensation

The particulars of the compensation paid to the following persons:

The particulars of the compensation paid to the following persons:

a)	our principal executive officer;

b)	our principal financial officer;

(c)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2013 and 2012; and

(d)

up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2013 and 2012, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

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SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary Monaghan (1)	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President, Chief Executive Officer and Director	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rory Husch (2)	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Secretary and Treasurer	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

John Crawford (3)	2013	116,250	N/A	N/A	N/A	N/A	N/A	N/A	116,250
Former President, Chief Executive Officer, Chief Financial Officer and Director	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Sophia Movshina (5)	2013	Nil	N/A	N/A	N/A	N/A	N/A	N/A	Nil
Former President, Treasurer, Secretary and Director	2012	Nil	N/A	N/A	N/A	N/A	N/A	N/A	Nil

_______________

(1)	Gary Monaghan was appointed as our president, chief executive officer and director on January 14, 2014.

(2)	Rory Husch was appointed as our secretary and treasurer on May 8, 2013.

(3)	John Crawford was appointed as our president, chief executive officer, chief financial officer and director on May 18, 2013 and resigned from all positions on January 13, 2014.

(4)	Frank Schubert resigned as chief technology officer on October 31, 2013;

(5)	Sophia Movshina was appointed as our president, treasurer, secretary and sole director on December 8, 2010 and resigned from all positions on May 8, 2013.

Stock Option Plan

On February 6, 2014, our directors approved the adoption of our 2014 Stock Option Plan which permits our company to grant up to 12,968,800 options to acquire shares of common stock, to directors, officers, employees and consultants of our company.

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Grants of Plan-Based Awards

We did not grant any options or stock appreciation rights to our named executive officers or director from December 8, 2010 (inception) to December 31, 2013. As of December 31, 2013 we did not have a stock option plan.

Compensation of Directors

Other than as set out below, we do not have any agreements for compensating our directors for their services in their capacity as directors.

Effective February 17, 2014, we entered into stock option agreements with the directors, officers of our company, pursuant to which we issued an aggregate of 2,850,000 stock options to our officers and directors. The stock options are exercisable into one share of common stock of our company for five years from the date of grant at an exercise price of $0.10 per share.

Management or Employment Agreements

We have not yet entered into any consulting or management agreements with any of our directors or officers, other than listed below.

The Company entered into a management services contract with 564423 B.C. Ltd. for Gary Monaghan, a Named Executive Officer, to provide management services to the Company effective January 15, 2014 that provides for an annual fee of $120,000. In the event the management services contract is terminated without cause, 564423 BC Ltd. is entitled to termination pay of twenty-four months fees ($240,000). In the event the management services contract is terminated as a result of a change of control, 564423 BC Ltd. is entitled to termination pay of twenty-four months fees ($240,000). There are no conditions or obligations, which 564423 BC Ltd. has to comply with in order to receive termination pay. Except as set out above, there are no other obligations to compensate 564423 BC Ltd. on resignation, retirement or other termination.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

The Company has a compensation committee comprised of Mark Roseborough, Larry Faulk and Bill Richardson. There were no compensation committee meetings in 2013.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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Item 7. Certain Relationships and Related Transactions, and Director Independence

Other than set out below, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2013, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

As part of the transfer of Premier IP from Millennium to our company, all operating expenses incurred by Premier from the date in the change of control (May 8, 2013) to September 30, 2013 were to be reimbursed by our company to Premier, until our company is able to raise the necessary capital to pay for its operating expenses. This payable to Premier is due on demand and therefore is a current liability. The total operating expenses incurred and due to Premier for the period May 8, 2013 to December 31, 2013 was $115,281.

Director Independence

We currently act with six directors, consisting of Gary Monaghan, Derek Bannister, former-Governor William Richardson, Larry Faulk, Lorne Roseborough and Paul Bercier. We have determined that Governor William Richardson, Larry Faulk, Lorne Roseborough and Paul Bercier are “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Item 8. Legal Proceedings

Sunvault Energy Inc. has made a claim against Derek Bannister, a former director of our company, and Dan Giesbrecht. The claim is as follows: The case is currently in the discovery phase and will proceed in due course.

Sunvault – Civil Claim – Sunvault Alleges as follows:

PART 1: STATEMENT OF FACT

The Defendant, Derek Bannister (“Bannister”), is a resident of Vernon, B.C., and the operator of Bannister Recreation and Marine located at 819 McCurdy Place, Kelowna, V1X 8C8.

The Defendant, Dan Giesbrecht (“Giesbrecht”), is a businessman residing in Kelowna at 415 Wardlaw Ave., Kelowna, V1Y 5B5.

Bannister was at all material times a Director of the Plaintiff.

The Defendants are Directors of two companies known as Westpoint International Inc. (“Westpoint”) and Millennium Trends International Inc. (“Millennium”) both of which are Bahamian companies. Westpoint and Millennium are stockholders of the Plaintiff.

The Defendants were appointed Directors of Westpoint and Millennium in April 2012 and remain Directors thereof.

In early January 2014, the Plaintiff was considering its options for raising capital. On the advice of consultants, it was determined that in order to raise capital, inter alia, Westpoint and Millennium would need to agree to give up warrants and rights and cancel 35 million shares of outstanding common shares which they owned.

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Bannister had discussions or meetings with the CEO of the Plaintiff and as a result a Recapitalization Agreement dated January 7, 2014 (“the Agreement”) was entered into between the Plaintiff, on the one hand, and Westpoint and Millennium, on the other hand. Bannister executed the Agreement on behalf of Westpoint and Millennium. The Plaintiff’s Board of Directors approved the transaction.

The Agreement provided, inter alia, as follows:

Westpoint and Millennium agreed to surrender warrants and any rights to warrants;

Westpoint and Millennium agreed to deliver up specified share certificates to the Plaintiff for cancellation, which shares and attendant voting rights would be re-issued by the Plaintiff if certain milestones were not met; and the Agreement declared Nevada to be the venue for disputes and Nevada law to govern it.

Westpoint and Millennium failed to deliver their warrants and shares. They breached the agreement. The Defendants took active steps to prevent Westpoint and Millennium from fulfilling the Agreement.

The Plaintiff has learned that Bannister misrepresented his authority to bind Westpoint and Millennium to the Agreement. There were no Board of Director Resolutions of Westpoint and Millennium sanctioning the Agreement or authorizing Bannister to enter into the Agreement. To the best of the Plaintiff’s knowledge, the Defendants caused the share cancellation process to begin, but then interfered with same so as to thwart it.

As a result of Bannister’s misrepresentations and conduct, upon which the Plaintiff relied, the Plaintiff has suffered damages as it was unable to raise capital in a relatively strong capital market. Further, the market capital of the Plaintiff has steadily eroded as the Plaintiff could not pursue all the corporate opportunities available and demonstrate forward progress and solvency in a timely fashion.

Bannister owed the Plaintiff a duty of good faith which he breached by entering into the negotiations with the Plaintiff’s CEO and the Agreement without authority. Bannister was either negligent in doing so or did so deliberately, recklessly and without caring.

Bannister breached his fiduciary duty to the Plaintiff qua Director.  Bannister induced Westpoint and Millennium to breach the Agreement. Giesbrecht unlawfully interfered with the Plaintiff’s legitimate economic interests.

PART 2: RELIEF SOUGHT

Damages for negligent or fraudulent misrepresentation in an amount to be determined.

Damages for breach of fiduciary duty including disgorgement of any fees or profits earned as a result thereof.

Damages for inducing breach of contract and unlawful interference with economic interests.

Costs of the action.

Interest pursuant to the Court Order Interest Act.

Such further and other relief as the Honourable Court deems just and necessary.

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PART 3: LEGAL BASIS

Negligent or fraudulent misrepresentation

Breach of fiduciary duty.

Inducing breach of contract/unlawful interference with economic interests

Sunvault Energy is also providing its support to one of our major shareholder group for a duplicate action with similar merits against Bannister and Giesbrecht in the Supreme Court of the Commonwealth of the Bahamas.

There are no guarantees that the Company will prevail and be successful in its bid to have the 35 million shares cancelled as a result of these legal actions and to ensure that Bannister and Giesbrecht maintain the obligation to cancel the 35 million shares as agreed within the Recapitalization agreement signed on January 7th, 2014 by Derek Bannister and former Sunvault CEO John Crawford.

We await the decision of the courts and results of the trials in this regard as this matter proceeds through the legal system for relief to the Company. On November 28, 2014, Mr. Bannister resigned as a director for Sunvault Energy Inc.

Item 9. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common shares were originally quoted on the OTCBB under the trading symbol “ORGL”. On June 28, 2013 our trading symbol changed to “SVLT.” The following quotations, obtained from Stockwatch, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTCBB(1)(2)
Quarter Ended	High		Low
September 30, 2014		$0.30		$0.14
June 30, 2014		$0.28		$0.15
March 31, 2014		$0.28		$0.03
December 31, 2013		$0.69		$0.07
September 30, 2013		$2.20		$0.35
June 30, 2013		$2.2		$1.75
March 31, 2013	$	n/a	$	n/a
December 31, 2012	$	n/a	$	n/a

____________

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)	The first trade of our common shares was on June 28, 2013.

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Our common shares are issued in registered form. Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Pkwy., Atlantic Highlands, NJ 07716 (Telephone: 732- 872-2727; Facsimile: 732-872-2728) is the registrar and transfer agent for our common shares.

Record Holders

As of October 15, 2014, we had outstanding 110,211,947 shares of common stock, which were held by 77 active shareholders of record.

Dividends

We have never declared dividends or paid cash dividends. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Item 10. Recent Sales of Unregistered Securities

We have not sold any equity securities during the fiscal year ended December 31, 2013 that were not previously disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K that was filed during the 2013 fiscal year.

Purchases of Equity Securities by the Issuer and Affiliated Purchases

We did not purchase any of our shares of common stock or other securities during the fourth quarter of our fiscal year ended December 31, 2013.

Item 11. Description of Registrant’s Securities to be Registered

On May 24, 2013, we filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the name of our company to “Sunvault Energy, Inc.”. In addition to the name change we increased the authorized common shares of our company from 75,000,000 to 500,000,000 common shares with a par value of $0.001. The Certificate of Amendment to effect the change of name and increase to authorized capital was filed and became effective with the Nevada Secretary of State on May 31, 2013.

On May 31, 2013, we effected a 20 for 1 forward stock split of the issued and outstanding shares of our common stock. As a result of the forward split, our issued and outstanding common stock increased from 5,080,000 common shares to 101,600,000 common shares with a par value of $0.001. The name change and forward split became effective on approval from the Financial Industry Regulatory Authority (“FINRA”) at the opening of trading on June 28, 2013 under the trading symbol - SVLT.

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We have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or previous purchase or sale of a significant amount of assets not in the ordinary course of our business. The Company management decision to acquire revenue producing companies to provide a firm foundation that the Company significant technologies could grow from is one that we stand committed to.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

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Series A Preferred Shares

We are authorized to issue 10,000,000 Series A Preferred Shares with a par value of $0.001. The Series B Preferred Shares rank senior to our common shares, and to all other classes and series of equity securities of our company. Additionally, the Series A Preferred Shares share ratably with the holders of common stock in any dividends that may from time to time be declared by our board of directors and holders are not entitled to vote with holders of our common shares. The holders of Series A Preferred Shares may, at any time, convert such Series A Preferred Share into one common share of our company subject to certain provisions. Further, our company has retained a redemption right at our option to redeem all or any of the Series A Preferred Shares until July 31, 2015 at $0.30 per Series A Preferred Share.

As of December 3, 2014, there are 8,632,083 Series A Preferred Shares issued and outstanding.

Series B Preferred Shares

We are authorized to issue 7,000,000 Series B Preferred Shares with a par value of $0.001. The Series B Preferred Shares rank senior to our common shares, and to all other classes and series of equity securities of our company. Additionally, the Series B Preferred Shares share ratably with the holders of common stock in any dividends that may from time to time be declared by our board of directors and holders are entitled to vote with holders of our common shares as a class at a rate of five (5) common share votes per share of Series B Preferred Shares. The holders of Series B Preferred Shares may, at any time, convert such Series B Preferred Share into one common share of our company subject to certain provisions. Further, our company has retained a redemption right at our option to redeem all or any of the Series B Preferred Shares until July 31, 2015 at $0.30 per Series B Preferred Share.

Item 12. Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

45

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc. We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

Item 13. Financial Statements and Supplementary Data.

Not applicable.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 15, 2014, EFP Rotenberg, LLP provided notice that they were ceasing their services as our company’s independent registered public accounting firm.

The reports of EFP Rotenberg, LLP on our company’s financial statements as of and for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our company’s ability to continue as a going concern.

Our board of directors participated in and approved the decision to change independent registered public accounting firms.

Through the interim periods (subsequent to our year ended December 31, 2012) to January 15, 2014 (the date of change in accountants), there were no disagreements with EFP Rotenberg, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EFP Rotenberg, LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods.

On January 21, 2014, we engaged Saturna Group Chartered Accountants LLP as our new independent registered public accounting firm. During the two most recent fiscal years and through January 21, 2014, our company had not consulted with Saturna Group Chartered Accountants LLP regarding any matter that was the subject of a disagreement or a reportable event.

46

Item 15. Exhibits, Financial Statement Schedules

(a)	Financial Statements of Business Acquired

Filed herewith are:

Financial statements for our company are listed in the index under Item 8 of this document Pro-Forma financials for the acquisition of 1454004 Alberta by Sunvault Energy
(b)	Exhibits

Item 8.01 Other Events

Effective May 8, 2013, Sophia Movshina resigned as president, secretary, treasurer and director of our company. Concurrently on May 8, 2013, we appointed John Crawford as president, chief executive officer, chief financial officer, and director and Rory Husch was appointed secretary and Derek Bannister as a director of our company.

On July 8, 2013, Governor William Richardson was appointed as a director of our company. Governor Richardson resigned as a director on January 9, 2014.

On July 18, 2013, Allen Crowley was appointed as a director of our company. Allen Crowley resigned as a director on January 3, 2014.

On October 31, 2013, Mark Schubert resigned as chief technology officer of our company.

In addition, on January 11, 2014, John Crawford, then Chief Executive Officer and a director of the Company, received a copy of an executed written consent of shareholders that hold a majority of the outstanding shares of common stock of the Company (the “Shareholder Action”). The Shareholder Action removed Mr. Crawford from his positions as Chief Executive Officer and director of the Company. Due to this action Mr. Crawford felt compelled to relinquish his position as an officer and director of the Company on January 11 th , 2014 through the filing of an 8K, which he initiated. The company direction and Mr. Crawford were not in alignment with each other was his personal assessment of the situation as described in the filed 8K.,

Effective January 14, 2014, Gary Monaghan was appointed as president, chief executive officer and as a director of our company.

Also on January 14, 2014, Governor William Richardson rescinded his resignation of January 9, 2014 and resumed his position as a director of our company.

Effective January 15, 2014, Larry Faulk, Lorne Roseborough and Paul Bercier were appointed as directors of our company and Rory Husch, our secretary, was also appointed treasurer.

47

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on June 21, 2013)
(10)	Material Contracts
10.1	Subscription Agreement, between the Company and Sophia Movshina, dated December 8, 2011 (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
10.2	Form of Subscription Agreement for Private Placement (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
10.3	Registration Rights Agreement (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
10.4	Promissory Note, dated December 28, 2011, between the Company and Sophia Movshina (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
10.5	Inventory Consignment Agreement, dated December 28, 2011, between Jubilee Rainbow Limited and the Company (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2012)
10.6

Assignment of Intellectual Property dated August 6, 2013 with Millennium Trends International Inc. and Sunvault Energy Holdings Inc. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2013)

10.7

Standard Exclusive License Agreement with Sublicensing Terms dated December 9, 2013 with University of South Florida Research Foundation (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2014)

10.8	2014 Stock Option Plan (incorporated by reference to our Current Report on Form 8-K filed on February 19, 2014)
10.9	Form of Stock Option Agreement (incorporated by reference to our Current Report on Form 8-K filed on February 19, 2014)
10.10	Share Purchase Agreement dated February 19, 2014 with Albert Klyne and family and 1454004 Alberta Ltd. (incorporated by reference to our Current Report on Form 8-K filed on March 5, 2014)
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-K filed on January 30, 2013)
(21)	Subsidiaries
21.1*	1454004 Alberta Ltd., an Alberta, Canada corporation (wholly owned)

________________

*	Filed herewith.

48

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNVAULT ENERGY, INC.
(Registrant)

Dated: December 4, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President, Chief Executive Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: December 4, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President, Chief Executive Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: December 4, 2014	By:	/s/ William Richardson
William Richardson
Director

Dated: December 4, 2014	By:	/s/ Larry Faulk
Larry Faulk
Director

Dated: December 4, 2014	By:	/s/ Lorne Roseborough
Lorne Roseborough
Director

Dated: December 4, 2014	By:	/s/ Paul Bercier
Paul Bercier
Director

49

1454004 ALBERTA LTD.

Consolidated Financial Statements

December 31, 2013 and 2012

(Expressed in Canadian dollars)

Index
Report of Independent Registered Public Accounting Firm	F–2

Consolidated Balance Sheets	F–3

Consolidated Statements of Operations	F–4

Consolidated Statement of Stockholders’ Equity	F–5

Consolidated Statements of Cash Flows	F–6

Notes to the Consolidated Financial Statements	F–7

F-1

To the Board of Directors and Stockholders of

1454004 Alberta Ltd.

We have audited the accompanying consolidated balance sheets of 1454004 Alberta Ltd. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the 1454004 Alberta Ltd. as of December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has an accumulated deficit since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Saturna Group Chartered Accountants LLP

Vancouver, Canada

November 28, 2014

F-2

1454004 ALBERTA LTD.

Consolidated Balance Sheets

(Expressed in Canadian dollars)

	December 31, 2013	December 31, 2012
	$	$
ASSETS

Current assets
Cash	582,150	39,362
Term deposits (Note 4)	15,000	665,223
Accounts receivable, net of allowance for doubtful accounts of $nil (2012 – $nil) (Note 5)	1,050,156	169,903
Inventory	626,860	–
Due from related party (Note 10)	24,268	–
Prepaid expenses and deposits	81,566	5,290

Total current assets	2,380,000	879,778

Non-current assets
Deferred acquisition costs (Note 3)	–	359,969
Property and equipment (Note 6)	1,644,485	165,753
Goodwill (Note 3)	154,431	138,137

Total non-current assets	1,798,916	663,859

Total assets	4,178,916	1,543,637

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities (Note 10)	501,912	461,574
Corporate taxes payable	–	10,358
Current portion of long-term debt (Note 8)	165,865	–
Current portion of capital lease obligations (Note 9)	74,493	30,174
Deferred revenue	1,973,267	–
Loans payable (Note 11)	1,271,000	2,149,343
Due to related parties (Note 10)	350,165	66,937

Total current liabilities	4,336,702	2,718,386

Long-term liabilities
Site retirement obligation (Note 7)	76,250	–
Long-term debt (Note 8)	566,059	–
Capital lease obligations (Note 9)	41,217	10,815

Total long-term liabilities	683,526	10,815

Total liabilities	5,020,228	2,729,201

Nature of operations and continuance of business (Note 1)
Commitments and contingencies (Note 12)
Subsequent events (Note 14)

Stockholders’ deficit

1454004 Alberta Ltd. stockholders’ deficit

Common stock
Authorized: 6 Class A voting shares, without par value Issued and outstanding: 6 shares	–	–

Authorized: 8 Class B non-voting shares, without par value Issued and outstanding: 8 shares	–	–

Deficit	(1,311,841)	(1,609,627)

Total 1454004 Alberta Ltd. stockholders’ deficit	(1,311,841)	(1,609,627)

Non-controlling interest	470,529	424,063

Total stockholders’ deficit	(841,312)	(1,185,564)

Total liabilities and stockholders’ deficit	4,178,916	1,543,637

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

1454004 ALBERTA LTD.

Consolidated Statements of Operations

(Expressed in Canadian dollars)

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
	$	$
Revenue

Collections	1,618,390	–
Contracted labour revenue	–	110,669
Non-program service revenue	1,806,114	–
Non-program shred revenue	2,854,612	–
Recycling revenue	674,528	349,344
Scrap metal revenue	62,612	–
Services rig and software revenue	184,499	100,867

Total revenue	7,200,755	560,880
Direct costs

Amortization	198,104	–
Equipment rental and maintenance	412,681	–
Freight and transportation (Note 10)	1,935,497	–
Labour (Note 10)	632,643	–
Materials	1,002,570	–
Provision for costs to complete tire processing	559,777	–
Sales and marketing (Note 10)	61,549	–
Site operating costs	339,093	–

Total direct costs	5,141,914	–
Gross margin	2,058,841	560,880
Operating expenses

Administrative fees (Note 10)	142,680	–
Amortization	28,947	19,841
Bad debts	4,384	–
Consulting fees (Note 10)	231,591	291,901
Equipment rental and maintenance	50,860	101,783
Interest expense	61,007	–
Labour	46,577	86,697
Management fees (Note 10)	571,635	196,023
Office	148,796	88,776
Professional fees	207,024	161,590
Rent (Note 10)	88,846	(4,265)
Travel and entertainment	133,002	104,094

Total operating expenses	1,715,349	1,046,440
Income (loss) before other income (expense)	343,492	(485,560)
Other income (expense)

Gain on sale of equipment	4,536	–
Impairment of goodwill (Note 3)	–	(1,210,827)
Interest income	1,189	3,828
Write-down of equipment	(3,484)	(1,830)

Total other income (expense)	2,241	(1,208,829)
Net income (loss) before income taxes	345,733	(1,694,389)
Income tax expense (Note 13)	(1,481)	(1,778)
Net income (loss)	344,252	(1,696,167)
Net income (loss) attributable to non-controlling interest	(46,466)	86,540
Net income (loss) attributable to 1454004 Alberta Ltd.	297,786	(1,609,627)

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

1454004 ALBERTA LTD.

Consolidated Statement of Stockholders’ Deficit

For the Years Ended December 31, 2012 and 2013

(Expressed in Canadian dollars)

	Common Stock		Common Stock			Non-
	Class A Voting		Class B Non-voting			controlling
	Shares	Amount	Shares	Amount	Deficit	Interest	Total
	#	$	#	$	$	$	$

Balance, December 31, 2011	6	–	8	–	–	–	–

Acquisition of Coole Immersive Inc.	–	–	–	–	–	10,553	10,553
Issuance of CleanGen Inc. common stock	–	–	–	–	–	50	50
Issuance of CleanGen Inc. preferred stock	–	–	–	–	–	500,000	500,000
Net loss for the year	–	–	–	–	(1,609,627)	(86,540)	(1,696,167)

Balance, December 31, 2012	6	–	8	–	(1,609,627)	424,063	(1,185,564)

Net income for the year	–	–	–	–	297,786	46,466	344,252

Balance, December 31, 2013	6	–	8	–	(1,311,841)	470,529	(841,312)

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

1454004 ALBERTA LTD.

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
	$	$
Operating activities

Net income (loss)	344,252	(1,696,167)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	227,051	19,841
Gain on sale of equipment	(4,536)	–
Impairment of goodwill	–	1,210,827
Write-down of equipment	3,484	1,830

Changes in operating assets and liabilities:
Accounts receivable	(634,502)	8,611
Inventory	917,810	–
Due from related party	(24,268)	–
Prepaid expenses and deposits	72,226	4,715
Accounts payable and accrued liabilities	(226,398)	176,126
Corporate taxes payable	(10,358)	3,349
Deferred revenue	(15,344)	–
Due to related parties	450,254	46,209

Net cash provided by (used in) operating activities	1,099,671	(224,659)
Investing activities

Cash acquired on acquisition of 1098541 Alberta Ltd.	323,909	–
Acquisition of Coole Immersive Inc., net of cash acquired	–	(8,932)
Cash acquired on acquisition of CleanGen Power Corp.	–	38,516
Deferred acquisition costs	–	(359,969)
Purchase of property and equipment	(451,600)	(3,399)
Redemption of term deposits	650,223	–
Proceeds from loans receivable	–	75,000

Net cash provided by (used in) investing activities	522,532	(258,784)
Financing activities

Proceeds from issuance of subsidiary common stock	–	50
Proceeds from issuance of subsidiary preferred stock	–	500,000
Proceeds from loans payable	–	132,316
Repayment of loans payable	(878,343)	–
Proceeds from long-term debt	63,012	–
Repayment of long-term debt	(185,168)	–
Repayment of capital lease obligations	(78,916)	(38,661)
Repayments to related parties	–	(70,900)

Net cash provided by (used in) financing activities	(1,079,415)	522,805
Increase in cash	542,788	39,362
Cash, beginning of year	39,362	–
Cash, end of year	582,150	39,362
Non-cash investing and financing activities:

Property and equipment financed under capital lease	159,020	–

Supplemental disclosures:
Interest paid	61,325	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

F-6

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

1. Nature of Operations and Continuance of Business

1454004 Alberta Ltd., (the “Company”), was incorporated on February 21, 2009, under the Business Corporations Act (Alberta). The Company’s principal business is to provide renewables integration into energy production, energy delivery, and energy consumption.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. As at December 31, 2013, the Company has a working capital deficiency of $1,956,702 and has accumulated losses of $1,311,841 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Significant Accounting Policies

(a) Basis of Presentation

These consolidated financial statements and related notes are prepared in conformity with accounting principles generally accepted in the United States and are expressed in Canadian dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CleanGen Power Corp., and its 50% owned subsidiary CleanGen Inc. These consolidated financial statements also include the accounts of CleanGen Inc.’s wholly-owned subsidiaries, CleanGen Aboriginal HR Services Ltd. and 1098541 Alberta Ltd. (which is the general partner for CuttingEdge Tire Recycling Limited Partnership) and its 75.5% owned subsidiary Coole Immersive Inc. All inter-company balances and transactions have been eliminated.

(b) Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of property and equipment, valuation of inventory, impairment of goodwill, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d) Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the business environment, historical bad debt expense, the age of receivable and the specific identification of receivables the Company considers at risk.

(e) Inventory

Inventory consists of shredded tires and is comprised entirely of finished product. Inventory is valued at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs.

F-7

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (continued)

(f) Equipment

Equipment is initially recorded at cost. Amortization is provided using the following rates:

Computer equipment	3 years straight-line
Field and production equipment	5 to 15 years straight-line
Furniture	20% declining balance
Vehicles	30% declining balance

(g) Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually, during the fourth quarter, or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

The Company consists of a single reporting unit. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit including goodwill is compared with its fair value. The estimated fair value is determined utilizing a market-based approach, based on the quoted market price of the Company’s stock in an active market, adjusted by an appropriate control premium. When the carrying amount of a reporting unit exceeds its fair value, goodwill of the reporting unit is considered to be impaired and the second step is necessary.

In the second step of the goodwill impairment test, the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination using the fair value of the reporting unit as if it were the acquisition price. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the consolidated statements of operations. Establishing an implied fair value of goodwill requires the Company to make estimates for key inputs into complex valuation models and to apply significant judgment in the selection of estimates, assumptions and methodologies required to complete the analysis. Areas of judgment include, but are not limited to, development of multi-year business cash flow forecasts, the selection of discount rates and the identification and valuation of unrecorded assets.

(h) Impairment of Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

F-8

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (continued)

(i) Site Retirement Obligations

A site retirement obligation is recognized at the best estimate of the expenditure required to settle the present obligation at the balance sheet date when the liability for a site retirement obligation is incurred and a reasonable estimate of the obligation is determinable. The best estimate of the site retirement obligation is the present value of the amount the Company would rationally pay to settle the obligation, or transfer it to a third party, at the balance sheet date.

When a liability is recognized, a corresponding site retirement cost is capitalized to the carrying amount of the related asset. The site retirement cost is amortized over the estimated useful life of the related asset or over the lease term.

The Company recognizes changes to the liability due to the passage of time in operating expenses, as accretion. Changes due to passage of time are calculated by applying an interest method of allocation using the discount rate used in the original calculation of the site retirement obligation. The Company recognizes changes to the liability arising from revisions to the timing, amount of expected undiscounted cash flows or discount rate as an increase or decrease to the carrying amounts of the site retirement obligation and the related site retirement capitalized cost.

(j) Leases

A lease that transfers substantially all of the benefits and risks of ownership is classified as a capital lease. At the inception of a capital lease, an asset and a payment obligation are recorded at an amount equal to the lesser of the present value of the minimum lease payments and the property’s fair market value. Assets classified as capital leases are amortized using the declining balance method, over their estimated useful lives. All other leases are accounted for as operating leases and rental payments are expensed as incurred.

(k) Revenue Recognition

For tires qualifying under Alberta Recycling Management Authority (“ARMA”) programs, tire collections revenue from ARMA is recognized when tires are picked up from clients. Revenue from ARMA for processing these tires is recognized when the tire shred is delivered to an approved location. Costs incurred to process these tires are recorded as inventory until delivery occurs.

For tires that do not qualify under ARMA programs (“non-program” tires), tire collections revenue is recognized when tires are received at the Company’s premises and collectability is reasonable assured. Customers also pay a recycling fee for tires delivered to the Company’s premises, which is recorded as deferred revenue. The Company recognizes the recycling fee revenue once the tires have been processed.

Revenue on sales of processed tires is recognized when a price is agreed, tire shred is delivered to customers, and collectability is reasonably assured.

The Company derives further revenue from wood recycling, equipment rentals, sand sales, tipping fees, service rig training, transportation, and software service.  In accordance with ASC 605, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonable assured. If collectability is not considered reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

(l) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-9

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (continued)

(m)  Foreign Currency Translation

The Company’s functional and reporting currency is the Canadian dollar. Transactions may occur in U.S. dollars and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(n) Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, term deposits, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties, loans payable, long-term debt, and capital lease obligations. Pursuant to ASC 820, the fair values of cash and term deposits are determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(o) Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 31, 2013 and 2012, the Company has no items that impact comprehensive income and, therefore, has not included a schedule of comprehensive income in these financial statements.

(p) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Acquisitions

(a) On April 4, 2012, the Company entered into a share purchase agreement with 916021 Alberta Corporation, whereby the Company acquired 15 Class A shares of CleanGen Power Corp. (“CleanGen Power”) in exchange for $1. On April 4, 2012, the Company entered into a share purchase agreement with Sumex Inc., whereby the Company acquired an additional 15 Class A shares of CleanGen Power in exchange for $1. Upon closing of the share purchase Agreements, the Company obtained a 100% interest in CleanGen Power.

F-10

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

3. Acquisitions (continued)

At the date of acquisition, the fair values of the assets and liabilities of CleanGen Power consisted of the following:

$

Cash	38,518
Term deposits	665,223
Accounts receivable	161,513
Prepaid expenses	10,005
Goods and services tax receivable	408
Loans receivable	75,000
Equipment	151,174
Goodwill	1,210,827
Accounts payable and accrued liabilities	(271,861)
Due to related parties	(71,128)
Capital lease	(79,650)
Loans payable	(1,240,000)
Letter of credit	(650,027)

Total purchase price	2

On December 31, 2012, the Company recorded an impairment of goodwill of $1,210,827.

(b) On July 19, 2012, the Company’s 50% owned subsidiary, CleanGen Inc., entered into a share purchase agreement with Terrence Smith, whereby CleanGen Inc. agreed to purchase 101 of the 200 issued and outstanding Class A common shares of Coole Immersive Inc. (“Coole”) for consideration of $150,000. On July 19, 2012, CleanGen Inc. purchased an additional 50 Class A common shares of Coole from Kevin McNulty for consideration of $1, giving CleanGen Inc. a 75.5% interest in Coole.

At the date of acquisition, the fair values of the assets and liabilities of Coole consisted of the following:

$

Cash	9,069
Accounts receivable	16,593
Equipment	32,851
Goodwill	138,137
Accounts payable and accrued liabilities	(15,596)
Due to shareholders	(20,500)
Non-controlling interest	(10,553)

Total purchase price	150,001

(c) On January 21, 2013, the Company’s 50% owned subsidiary, CleanGen Inc., entered into a purchase and sale agreement with Elizabeth Metis Settlement (“EMS”), whereby CleanGen Inc. acquired 50% of the outstanding shares of 1098541 Alberta Ltd. (“1098541”), including its 50% ownership in the limited partnership units of CuttingEdge Tire Recycling Limited Partnership (“CuttingEdge”), in exchange for $720,000. Of the $720,000 purchase price, $359,969 was paid during the year ended December 31, 2012, and was included in deferred acquisition costs at December 31, 2012.

At January 21, 2013, the remaining 50% ownership of 1098541 and CuttingEdge was held by Denesoline Environment Ltd. (“DEL”). On January 28, 2013, pursuant to the amended partnership agreement, DEL divested itself of its interest in 1098541 and CuttingEdge, and its 10 Class A common shares of 1098541 and its 10 Class A partnership units of CuttingEdge were cancelled for a payment of $760,000.

The closing date of the purchase and sale agreement with EMS was January 29, 2013, upon which CleanGen Inc. gained a 100% interest in 1098541, including its 100% interest in the limited partnership units of CuttingEdge.

F-11

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

3. Acquisitions (continued)

At the date of acquisition, the fair values of the assets and liabilities of CuttingEdge consisted of the following:

$

Cash	323,909
Accounts receivable	245,751
Advances to related party	527,056
Prepaid expenses	148,502
Inventory	1,544,670
Equipment	1,203,422
Goodwill	16,294
Accounts payable and accrued liabilities	(266,735)
Deferred revenue	(1,988,611)
Site retirement obligation	(76,250)
Long-term debt	(854,080)
Capital lease obligations	(103,928)

Total purchase price	720,000

4. Term Deposits

	2013	2012
	$	$
HSBC Bank Canada, term deposit that is unsecured, bears interest at 0.90% per annum, and matures on May 16, 2013.	–	15,196

HSBC Bank Canada, term deposit that is unsecured, bears interest at 0.70% per annum, and matures on January 4, 2013.	–	650,027

HSBC Bank Canada, term deposit that is unsecured, bearing interest at 0.85% per annum, and matures on May 16, 2014.	15,000	–

	15,000	665,223

5. Accounts Receivable

	2013	2012
	$	$
Trade accounts receivable	1,013,253	155,950
GST receivable	32,005	9,953
Corporate taxes refundable	2,698	–
Other	2,200	4,000

	1,050,156	169,903

6. Property and Equipment

	Cost	Accumulated amortization	Net book value at December 31, 2013	Net book value at December 31, 2012
	$	$	$	$
Computer equipment	79,198	55,377	23,821	30,047
Field and production equipment	3,374,893	1,773,168	1,601,725	121,649
Furniture	19,115	13,381	5,734	9,557
Land	13,205	–	13,205	–
Vehicles	–	–	–	4,500

	3,486,411	1,841,926	1,644,485	165,753

F-12

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

6. Property and Equipment (continued)

Included in field equipment are assets under capital lease with an original cost of $271,209 (2012 - $162,399) and accumulated amortization of $111,002 (2012 - $40,750). Included in production equipment are assets under capital lease with an original cost of $50,210 (2012 - $nil) and accumulated amortization of $1,674 (2012 - $nil). During the year ended December 31, 2013, $159,020 (2012 - $nil) of equipment was acquired with capital leases and amortization expense includes $70,252 (2012 - $16,300) related to assets under capital leases.

Field equipment includes machinery with a carrying value of $228,147 (2012 - $nil) which was not available for use as at December 31, 2013. As a result, no amortization of these assets has been recorded.

7. Site Retirement Obligation

The Company operates on leased land and is legally required to dismantle and remove equipment and debris at the end of the lease. A site retirement obligation has been accrued and a corresponding amount has been capitalized as a site retirement cost, which has been fully amortized to site and operating expenses. The Company estimated the initial fair value of the site retirement obligation using discounted future cash flows. The significant assumptions used to determine fair value include the cost of removal of equipment, debris and soil. Costs have been estimated using current market rates for such services commencing in the year 2015, which is the end of the present lease term.

8. Long-term Debt

	2013	2012
	$	$
Business Development Bank of Canada, repayable in monthly instalments of $6,000 plus interest at 7%, maturing May 17, 2018, secured by a general interest in all present and after acquired property.	318,000	–

Business Development Bank of Canada, repayable in monthly instalments of $6,667 plus interest at 8%, maturing May 17, 2018, secured by a general interest in all present and after acquired property.	353,350	–

John Deere Finance, repayable in monthly installments of $1,262 including interest at 0%, maturing on January 1, 2018, secured by specific equipment with a net book value of $60,011.	60,574	–

	731,924	–

Less: current portion	(165,865)	–

Long-term portion	566,059	–

Principal repayments on long-term debt in each of the next five years are as follows:

Year	$

2014	165,865
2015	167,147
2016	167,147
2017	167,147
2018	64,618

731,924

F-13

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

9. Capital Lease Obligations

		2013		2012
	$		$
Treadco Inc., equipment lease repayable in monthly installments of $4,762 including interest at 12% per annum, due in February 2015, secured by specific field equipment with a net book value of $165,521.		60,869		–

Coast Capital, equipment lease repayable in monthly instalments of $1,186 including interest at 8.23% per annum, due in July 2017, secured by production equipment with a net book value of $48,535.		44,026		–

John Deere, equipment lease repayable in monthly installments of $2,766, due in May 2014, secured by field equipment with a net book value of $105,350.		10,815		40,989

		115,710		40,989

Less: current portion		(74,493)		(30,174)

Long-term portion		41,217		10,815

Future minimum lease payments related to capital lease obligations are as follows:

$

2014	81,710
2015	23,028
2016	14,229
2017	8,300

127,267

Less: imputed interest	(11,557)

115,710

Less: current portion	(74,493)

Long-term portion	41,217

10. Related Party Transactions

(a) As at December 31, 2013, the Company owed $330,031 (2012 - $nil) to Elizabeth Metis Society, an entity with common directors, relating to the acquisition of 1098541 Alberta Ltd. The amount is unsecured, non-interest bearing, and due on demand.

(b) As at December 31, 2013, the Company owed $20,134 (2012 – $61,439) to a company controlled by the President of the Company, which is unsecured, non-interest bearing, and due on demand.

(c) As at December 31, 2013, the Company was owed $24,268 from (2012 – owed $5,498 to) a shareholder of Coole, which is unsecured, non-interest bearing, and due on demand.

(d) For the year ended December 31, 2013, the Company incurred management fees of $175,625 (2012 - $151,500), consulting fees of $nil (2012 - $52,000), labour of $nil (2012 - $17,613), and rent of $30,000 (2012 - $20,000) to the President and companies controlled by the President of the Company.

(e) For the year ended December 31, 2013, the Company incurred freight and transportation of $383,510 (2012 - $57,401) and sales and marketing of $52,750 (2012 - $nil) to a company partially owned by the daughter of President of the Company. As at December 31, 2013, $42,629 (2012 - $34,567) of these charges was included in accounts payable and accrued liabilities.

(f) For the year ended December 31, 2013, the Company incurred labour of $11,465 (2012 - $nil) to the daughter of the President of the Company.

F-14

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

10. Related Party Transactions (continued)

(g) For the year ended December 31, 2013, included in management fees are the following amounts:

•	$70,899 (2012 - $nil) paid to the daughter of the President of the Company;

•	$41,438 (2012 - $nil) paid to the son of the President of the Company; and

•	$128,723 (2012 - $nil) paid to a director of the Company.

(h) For the year ended December 31, 2013, the Company incurred administrative fees of $56,132 (2012 - $nil) to the son of the President of the Company.

11. Loans Payable

(a) On May 14, 2011, the Company issued a promissory note to Kanata Metis Cultural Enterprises Ltd. (“Kanata”), whereby the Company borrowed $400,000, which is non-interest-bearing, unsecured, and due on demand. During the year ended December 31, 2012, the Company repaid $15,000.

(b) On November 9, 2011, the Company issued a promissory note to Kanata, whereby the Company borrowed $400,000, which is non-interest-bearing, unsecured, and due on demand.

(c) On December 14, 2011, the Company issued a promissory note to Kanata, whereby the Company borrowed $450,000, which is non-interest-bearing, unsecured, and due on demand.

(d) As at December 31, 2013, the Company owed $36,000 (2012 – $132,000) to Terrence Smith for the acquisition of Coole on July 19, 2012. The amount was secured by Coole, non-interest bearing, and is due on December 31, 2014, with monthly payments of $3,000.

(e) As at December 31, 2013, the Company owed $nil (2012 – $132,316) to CuttingEdge for advances received prior to the acquisition of CuttingEdge on January 21, 2013. The amount was unsecured, non-interest bearing, and due on demand.

(f) As at December 31, 2013, the Company was indebted to the Government of Alberta for $nil (2012 - $650,027) pursuant to a Letter of Credit.

12. Commitments and Contingencies

(a) On October 11, 2006, the Company’s subsidiary, CuttingEdge, entered into a property lease agreement with Ponoka County, whereby CuttingEdge agreed to lease land in order to store and stockpile tires in consideration for $10,000 per year for an initial term of 3 years. On April 17, 2012, CuttingEdge entered into an amendment to the property lease agreement, whereby the term was extended to March 31, 2015. The minimum lease payments over the remaining term of the lease are as follows:

Year	$

2014	10,000
2015	2,500

12,500

(b) On August 10, 2010, CleanGen Power entered into a lease agreement for land and a building in consideration for base rent of $2,617 per month, expiring on March 31, 2015. The minimum lease payments over the remaining term of the lease are as follows:

Year	$

2014		31,404
2015		7,851

		39,255

F-15

12. Commitments and Contingencies (continued)

(c) On September 14, 2011, the Company’s subsidiary, CleanGen Power received notice that The Groundworx Co. (“Groundworx") was seeking damages of $41,648 for repair services provided for a Doppstadt Shredder (the “Shredder”). Management of CleanGen Power asserts that any repair services provided for the Shredder was done without the agreement and the knowledge of CleanGen Power. On October 5, 2012, CleanGen Power filed a Statement of Defense and Counterclaim, seeking damages of $6,480,000 from Groundworx for the following: (i) trespassing, including physical damage to the gates and structures located on land that CleanGen Power was entitled to possession of; (ii) removal and conversion of the Shredder without permission; (iii) consequential losses arising from, but not limited to, CleanGen Power’s inability to perform its obligations under agreements with third parties as a direct result of the loss of the Shredder; (iv) damages arising from the disruption of CleanGen Power’s business, causing CleanGen Power to be unable to honour all of its financial obligations to third parties; and (v) administrative time and resources spent by CleanGen Power to locate the Shredder and to deal with the above-mentioned acts of Groundworx. On November 16, 2012, CleanGen Power received a Statement of Defense to Counterclaim from Groundworx, who denied all of the allegations in the Counterclaim.

(d) On October 29, 2013, CuttingEdge entered into an Offer to Purchase with Ponoka County, whereby CuttingEdge agreed to purchase the property being leased (refer to Note 12(a)) for consideration of $80,000, of which $8,000 was paid upon execution of the agreement and the balance of $72,000 was payable ten business days after registration of the subdivision. The purchase of the land was completed in February 2014.

(e) On March 31, 2014, the Company’s subsidiary, CleanGen Power, received a demand for payment of $1,045,627 from the Province of Alberta pursuant to the biorefining commercialization and market development program grant agreement (the “Grant Agreement”). The amount consists of $969,157 of grant funds disallowed under the Grant Agreement and $76,471 of interest earned on the grant funds. While CleanGen Power acknowledges that it was in default of the Grant Agreement, the breach was brought about in part by circumstances beyond CleanGen Power’s control. In particular, a sawdust pile fire incident occurred from December 2 to December 21, 2011, which consumed 250,000 tonnes of wood material to be used for the biomass project worth $1,500,000 to $2,000,000 and cost approximately $500,000 to put out. This greatly affected CleanGen Power’s ability to progress with the project under the Grant Agreement. As such, CleanGen Power is in discussions with the Province of Alberta to reduce or settle the amount owed.

13. Income Taxes

The Company is subject to Canadian federal and provincial income taxes at a combined rate of 14% (2013 – 14%). The reconciliation of the provision for income taxes at the combined Canadian federal and provincial statutory rate compared to the Company’s income tax expense as reported is as follows:

		2013		2012
	$		$
Income tax expense (recovery) at statutory rate		48,195		(237,463)

Permanent difference and other		10,754		174,758

Valuation allowance change		(57,468)		64,483

Provision for income taxes		1,481		1,778

The significant components of deferred income tax assets and liabilities as at December 31, 2013 and 2012, after applying enacted income tax rates, are as follows:

	2013	2012
	$	$
Net operating losses carried forward	7,015	64,483

Valuation allowance	(7,015)	(64,483)

Net deferred income tax asset	–	–

F-16

1454004 ALBERTA LTD.

Notes to the Consolidated Financial Statements

December 31, 2013

(Expressed in Canadian dollars)

14. Subsequent Events

(a) On February 19, 2014, the Company entered into a share purchase agreement, whereby it sold 100% of the shares of the Company in exchange for 19,500,000 shares of common stock of Sunvault Energy, Inc., a Nevada company listed on the Over-the-Counter Bulletin Board. As a result, the Company became a wholly-owned subsidiary of Sunvault Energy, Inc.

(b) On March 31, 2014, the Company’s subsidiary, CleanGen Power, received a demand for payment of $1,045,627 from the Province of Alberta pursuant to the biorefining commercialization and market development program grant agreement (the “Grant Agreement”) as discussed in Note 12(e).

(c) On June 30, 2014, the Company’s subsidiary, CleanGen Inc., entered into an agreement to sell its 75.5% interest in Coole Immersive Inc. for consideration of $302,000, of which $200,000 is due upon closing and the remainder is due in monthly payments of $17,000 per month for six months after closing.

(d) On July 15, 2014, Sunvault Energy Inc. acquired 500,000 Class A shares of common stock of CleanGen Inc. in exchange for 8,000,000 shares of common stock of Sunvault Energy, Inc., upon which Sunvault Energy, Inc. gained a 100% interest of CleanGen Inc.

F-17

SUNVAULT ENERGY, INC.

Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

Index

Pro Forma Consolidated Balance Sheet	F–19
Pro Forma Consolidated Statement of Operations	F–20
Notes to the Pro Forma Consolidated Financial Statements	F–21

F-18

SUNVAULT ENERGY, INC.

Pro Forma Consolidated Balance Sheet

As at December 31, 2013

(Expressed in U.S. dollars)

(unaudited)

	Sunvault As at December 31,	1454004 As at December 31,		Pro Forma Adjustments	Pro Forma
	2013 $	2013 $		(Note 3) $	Consolidated $
ASSETS
Current assets
Cash	11,078	547,337	(a)	(35,000)	523,415
Term deposits	–	14,103		–	14,103
Accounts receivable	–	987,357		–	987,357
Inventory	–	589,374		–	589,374
Due from related party	–	22,817		–	22,817
Prepaid expenses	–	76,688		–	76,688
Total current assets	11,078	2,237,676		(35,000)	2,213,754

Assets held for sale	500,000	–		–	500,000
Property and equipment	–	1,546,145		–	1,546,145
Goodwill	–	145,196		–	145,196
Total assets	511,078	3,929,017		(35,000)	4,405,095

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	159,683	471,898		–	631,581
Convertible debt	50,000	–		–	50,000
Current portion of long-term debt	–	155,946		–	155,946
Current portion of capital lease obligations	–	70,038		–	70,038
Deferred revenue	–	1,855,266		–	1,855,266
Loans payable	–	1,194,994		–	1,194,994
Due to related parties	179,391	329,225		–	508,616
Total current liabilities	389,074	4,077,367		–	4,466,441

Site retirement obligation	–	71,690		–	71,690
Long-term debt	–	532,209		–	532,209
Capital lease obligations	–	38,752		–	38,752

Total liabilities	389,074	4,720,018		–	5,109,092

Stockholders’ equity (deficit)
Common stock	65,177	–	(a)	19,500	84,677
Additional paid-in capital	646,922	–	(a)	(646,922)	–
Accumulated other comprehensive income	–	23,726		–	23,726
Deficit	(590,095)	(1,270,387	(a)	592,422	(1,268,060)
Total stockholders’ equity (deficit)	122,004	(1,246,661)		(35,000)	(1,159,657)

Non-controlling interest	–	455,660		–	455,660

Total stockholders’ equity (deficit)	122,004	(791,001)		(35,000)	(703,997)

Total liabilities and stockholders’ equity (deficit)	511,078	3,929,017		(35,000)	4,405,095

(See accompanying notes to the pro-forma financial statements)

F-19

 SUNVAULT ENERGY, INC.

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2013

(Expressed in U.S. dollars)

(unaudited)

	Sunvault Year Ended December 31,	1454004 Year Ended December 31,	Pro Forma Adjustments	Pro Forma
	2013	2013	(Note 3)	Consolidated
	$	$	$	$
Revenue	–	6,991,934	–	6,991,934
Direct costs	–	4,992,797	–	4,992,797
Gross margin	–	1,999,137	–	1,999,137

Expenses
General and administrative	517,612	1,665,604(a)	(517,612)	1,665,604
Total expenses	(517,612)	(1,665,604)	517,612	(1,665,604)

Net income (loss) before other income (expense)	(517,612)	333,533	517,612	333,533

Other income (expense)
Gain on sale of equipment	–	4,404	–	4,404
Interest income	–	1,155	–	1,155
Write-down of equipment	–	(3,383)	–	(3,383)

Total other income (expense)	–	2,176	–	2,176

Net income (loss) before income taxes	(517,612)	335,709	517,612	335,709

Income taxes	–	(1,438)	–	(1,438)

Net income (loss) from continuing operations	(517,612)	334,271	517,612	334,271

Loss from discontinued operations	(7,391)	– (a)	7,391	–

Net income (loss)	(525,003)	334,271	525,003	334,271

Net income (loss) attributable to non-controlling interest	–	(45,118)	–	(45,118)

Net income (loss) attributable Sunvault Energy Inc.	(525,003)	289,153	525,003	289,153

Earnings per share, basic and diluted (Note 5)				–

(See accompanying notes to the pro-forma financial statements)

F-20

SUNVAULT ENERGY, INC.

Notes to the Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

1. Basis of Presentation

These unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP). These pro forma consolidated financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of Sunvault Energy Inc. (“Sunvault”) and 1454004 Alberta Ltd. (“1454004”).

These pro forma consolidated financial statements have been compiled from and include:

(a)

an unaudited pro forma consolidated balance sheet combining the audited balance sheet of Sunvault as at December 31, 2013, with the audited consolidated balance sheet of 1454004 as at December 31, 2013, giving effect to the transaction as if it occurred on December 31, 2013; and

(b)

an unaudited pro forma consolidated statement of operations combining the audited statement of operations of Sunvault for the year ended December 31, 2013, with the audited consolidated statement of operations of 1454004 for the year ended December 31, 2013, giving effect to the transaction as if it occurred on January 1, 2013.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Sunvault and 1454004 for the year ended December 31, 2013. The functional and reporting currency of 1454004 is the Canadian dollar while the functional and reporting currency of Sunvault is the United States dollar. Based on the review of the accounting policies of 1454004, it is Sunvault management’s opinion that, other than the differences in the functional and reporting currencies, there are no material accounting differences between the accounting policies of Sunvault and 1454004. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Sunvault and 1454004.

It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Sunvault’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Sunvault which would have actually resulted had the proposed transaction been effected on the date indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

2. Proposed Transaction

On February 19, 2014, Sunvault entered into a share purchase agreement to acquire 100% of the issued and outstanding shares of 1454004, which holds 100% of the issued and outstanding shares of CleanGen Power Corp. and 50% of the issued and outstanding shares of CleanGen Inc., in exchange for 19,500,000 shares of common stock of Sunvault. CleanGen Inc. is a company based in Alberta, Canada that operates Cutting Edge Tire Recycling LP, CleanGen Aboriginal HR Services Ltd., and Coole Immersive Inc.

The share purchase agreement was treated as a reverse merger with 1454004 deemed the accounting acquirer and Sunvault deemed the accounting acquiree under the purchase method of accounting. The reverse merger is deemed a recapitalization and the pro forma consolidated financial statements represent the continuation of the financial statements of 1454004 (the accounting acquirer/legal subsidiary) except for its capital structure, and the pro forma consolidated financial statements reflect the assets and liabilities of 1454004 recognized and measured at their carrying values before the combination and the assets and liabilities of Sunvault (the legal acquiree/legal parent). The equity structure reflects the equity structure of Sunvault, the legal parent, and the equity structure of 1454004, the accounting acquirer, as restated to reflect the number of shares of the legal parent. The transaction costs are estimated to be $35,000.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

Net book value of Sunvault net assets to be acquired	$
Cash	11,078
Assets held for sale	500,000
Accounts payable and accrued liabilities	(159,683)
Convertible debt	(50,000)
Due to related parties	(179,391)
122,004

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SUNVAULT ENERGY, INC.

Notes to the Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

3. Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)

The acquisition has been accounted for using the purchase method of accounting with 1454004 identified as the acquirer and the business acquired recorded at book value. 1454004’s common stock and Sunvault’s additional paid-in capital and accumulated deficit as at December 31, 2013, are eliminated upon recapitalization.

(b)	Transaction costs have been assumed to be $35,000 representing management’s best estimate.

(c)

The functional currency of 1454004 is the Canadian dollar. Accordingly, the consolidated financial statements of 1454004 have been translated into United Stated dollars using the current rate method. Assets and liabilities of 1454004 were translated into United States dollars at the rate of exchange in effect at the balance sheet date. For purposes of the pro forma consolidated balance sheet an exchange rate of Cdn$1 to $0.9402 was used. For practical purposes, 1454004’s equity was translated at the average rate of exchange of Cdn$1 to $0.9684 with the resulting foreign exchange differences being charged to accumulated other comprehensive income. Revenue and expenses were translated into United States dollars at the average exchange rates for the period. For purposes of the pro forma consolidated statement of operations an exchange rate of Cdn$1 to $0.9710 was used for the for the year ended December 31, 2013.

4. Pro Forma Share Capital

Pro forma share capital as at December 31, 2013, has been determined as follows:

	Number of shares	Amount $
Issued common shares of Sunvault, December 31, 2013	65,177,333	65,177
Shares issued in connection with the share purchase agreement	19,500,000	19,500
Pro forma balance	84,677,333	84,677

5. Pro Forma Earnings Per Share

Pro forma basic and diluted loss per share for the year ended December 31, 2013 has been calculated based on actual weighted average number of Sunvault common shares outstanding for the period and the assumed number of Sunvault shares issued to 1454004 shareholders being effective on January 1, 2013.

Year ended December 31, 2013 $
Basic pro forma earnings per share computation
Numerator:
Pro forma net income available to shareholders	289,153

Denominator:
Sunvault weighted average shares outstanding	86,103,324
Shares issued to 1454004 shareholders	19,500,000
Pro forma weighted average shares outstanding, basic and diluted	105,603,324

Pro forma earnings per share, basic and diluted	–

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